UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a–12

Columbus McKinnon Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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COLUMBUS McKINNON
INTELLIGENT MOTION

# 2022 PROXY STATEMENT

## AND NOTICE OF ANNUAL MEETING

June 6, 2022

Dear Shareholder:

As your Chairman, I look forward to welcoming you to our 2022 Annual Meeting of Stockholders which will be conducted online on Monday, July 18, 2022. Please see the Notice of the Annual Meeting for further details on how to participate in this year’s virtual event.

Fiscal year 2022 was one of the most exciting in our 147-year history. Despite the challenges presented by the COVID-19 pandemic, supply chain disruptions, the Great Resignation, and inflation, the Columbus McKinnon management team delivered a year of strong growth and profitability. And I am confident that our Blueprint for Growth 2.0 strategy to transform Columbus McKinnon into a global leader in intelligent motion solutions will result in many more years of future success. For further details on our fiscal 2022 performance and the progress we are making on the transformation of Columbus McKinnon, please see the CEO’s Letter to Shareholders in our 2022 Annual Report and 10-K.

Board refreshment and succession planning were key priorities for your Board in fiscal 2022. During the year, we added three new directors to the Board:

•	Mike Dastoor, Executive Vice President, and Chief Financial Officer of Jabil Inc. (NYSE: JBL);

•	Gerald Colella, retired President and CEO and current Chair of MKS Instruments (Nasdaq: MKSI); and

•	Chad Abraham, Chair and CEO of Piper Sandler (NYSE: PIPR).

The addition of these three individuals provides further depth to the Board’s financial expertise as well as its global manufacturing, transformational growth, and strategic skills while also advancing our succession planning. This is important because our long-time board member, Nick Pinchuk, President, CEO, and Chairman of Snap-On, will not be standing for reelection at this upcoming annual meeting. Nick has been a key member of our board since 2007, and we will greatly miss his wisdom and countless contributions to our business success. Further, I will be reaching our mandatory retirement age of seventy-five prior to our 2023 Annual Meeting, and I will not stand for reelection at that time.

Given these expected changes, board refreshment and succession planning will remain a focus area during the coming year. Currently, your Board consists of eleven directors of which ten are independent, two are women and one is racially diverse. During fiscal 2023, we plan to add another director in advance of my retirement whom we expect will add further diversity to the Board. This candidate will complement what is already a deeply talented and dedicated Board of Directors.

In addition to board refreshment and succession planning, ESG (environmental, social, and governance) and DEI (diversity, equity, and inclusion), were also at the forefront of our priorities as directors. Quite simply, we believe that ESG and DEI are important components of our overall success. In that regard, we continue to be vigilant in our oversight of Columbus McKinnon’s ESG and DEI strategies as detailed in our Corporate Social Responsibility (CSR) Report, and we are working hard to achieve our goals in these key areas. For further details, please see our CSR Report on our website.

Lastly, I want to emphasize that our core purpose of “creating intelligent motion solutions that move the world forward and improve lives” has never been more critical. As we know from the last couple of years, the world continues to deal with enormous challenges. We strongly believe that Columbus McKinnon is uniquely positioned to address some of the most pressing issues we face such as infrastructure investments, re-shoring and supply chain rebalancing, the growth of e-commerce, and the need for safe, ergonomic material handling in a world of factory automation and direct-to-consumer delivery.

As always, your Board of Directors and leadership team, as well as the extended family of CMCO employees, are determined to continue earning your confidence. We thank you for your investment in Columbus McKinnon Corporation and your trust in us.

Sincerely,

Richard Fleming

Chairman of the Board

June 6, 2022

Dear Shareholder:

It is a pleasure to invite you to the 2022 Columbus McKinnon Corporation annual meeting of stockholders. The meeting will be held virtual and at 10:00 a.m., ET on Monday, July 18, 2022 at www.proxydocs.com/CMCO. Prior registration is required to attend and participate in the Annual Meeting at www.proxydocs.com/CMCO. Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2022 Annual Meeting in person. The attached Notice of Annual Meeting of Stockholders and Proxy Statement discuss the items scheduled for a vote by stockholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. As a result, most of our stockholders will receive in the mail a notice regarding availability of the proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how stockholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites stockholders’ receipt of proxy materials and lowers the cost of our annual meeting.

The Board of Directors has fixed the close of business on May 23, 2022, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish.

Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

David J. Wilson President & Chief Executive Officer	Alan S. Korman SR. Vice President Corp. Dev., General Counsel & Secretary

Columbus McKinnon Corporation  •  205 Crosspoint Parkway  •  Buffalo, New York 14068

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

When: Monday, July 18, 2022 at 10:00 a.m. ET	Where: Virtual Meeting at www.proxydocs.com/CMCO

Items of Business:

1.	To elect 10 Directors to hold office until the 2023 Annual Meeting and until their successors have been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending March 31, 2023;

3.	To conduct a shareholder advisory vote on the compensation of our named executive officers; and

4.	To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

Who Can Vote?

Only stockholders of record at the close of business on May 23, 2022 will be entitled to vote at the annual meeting.

Virtual Meeting

Please note that, prior registration is required to attend and participate in the Annual Meeting at www.proxydocs.com/CMCO. Upon completing your registration (which will require the control number in your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the 2022 Annual Meeting in person.

SHAREHOLDER’S LETTER

NOTICE OF 2022 ANNUAL MEETING

VOTING RECOMMENDATIONS	1

MISSION, VISION, VALUES,	2

BUSINESS HIGHLIGHTS UPDATE	8

PROPOSAL 1: ELECTION OF DIRECTORS	17

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023	27

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	28

VOTING STANDARD	29

CORPORATE GOVERNANCE POLICY	30
Governance Highlights	30
Environmental, Social, Governance Priorities	31
General Corporate Governance Policy	37
Board Leadership Structure	37
Board Composition and Diversity	37
Blend of Experience and Qualifications	39
Board of Directors Independence	39
Board Meetings and Attendance	39
Code of Conduct	39
Risk Oversight	40
Audit Committee	42
Compensation and Succession Committee	43
Corporate Governance and Nomination Committee	44
Director Stock Ownership Guidelines	45
Director Nonqualified Deferred Compensation Plan	45
Officer Stock Ownership Guidelines	45

DIRECTOR COMPENSATION	46

OUR EXECUTIVE OFFICERS	48

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	50

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	52

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	52

SOLICITATION OF PROXIES	52

SHAREHOLDERS’ PROPOSALS	52

Voting Recommendations

This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation (“our Company”, “we” or “us”), to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on May 23, 2022, we had 28,550,590 outstanding shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted (i) FOR the nominees for Director named in this Proxy Statement, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2023, and (iii) FOR the advisory approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this Proxy Statement.

In order for business to be conducted, a quorum must be present at the Annual Meeting. A quorum is a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. Abstentions, broker non-votes and withheld votes will be counted in determining the existence of a quorum at the Annual Meeting. Votes may be cast FOR, AGAINST (withhold) or ABSTAIN on the approval of these proposals. Abstentions and broker non-votes are not counted in the number of votes cast and will have no effect on the results of the vote. Proxy cards that are executed and returned without any designated voting direction will be voted in the manner stated on the proxy card.

Brokers may not vote your shares on any matter, except Proposal 2, in the absence of specific voting instructions from you. Please contact your broker directly if you have questions about how to provide such instructions. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

ANNUAL MEETING VOTE RECOMMENDATIONS

Matter		Board Vote Recommendation

Proposal 1	Election of Directors	✔	FOR

Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2023	✔	FOR
Proposal 3	Approval of an advisory resolution on executive compensation	✔	FOR

2022 PROXY STATEMENT	1

SUMMARY OF PROXY STATEMENT

Mission, Vision, Values

Our Mission

We provide expert, professional-grade solutions, and products, building the trust of customers by solving their high-value problems

Our Vision

To become the global leader in safe and productive intelligent motion solutions

Our Values

Our six values drive everything we do at Columbus McKinnon

Connect Safety To Everything You Do Take personal responsibility. Care for our people. Build products everyone can trust.

Be Easy To Do Business With Focus on the customer. Listen. Simplify.

Deliver On Your Commitments Aim for greatness. Do your best. Hold yourself accountable.

Think Differently Be proactive with ideas. Ask questions. Be part of the solution.

Win As A Team Embrace diversity. Respect each other. Celebrate success.

Act With Integrity Do the right thing. Extend trust. Appreciate differences.

2	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Our Purpose Statement

Together we create intelligent motion solutions that move the world forward and improve lives

Hoover Dam:

Magnetek control technology, including drive panels and radio remote controls, was used to modernize four 300-ton power plant cranes for the Hoover Dam, which provides enough power for 1.3 million people each year.

2022 PROXY STATEMENT	3

SUMMARY OF PROXY STATEMENT

Olympics:

During the Beijing Olympic Games, industry-leading CM® entertainment hoists and rigging products supported the traveling camera rail system used to record the event to give at-home viewers stunning angles and seamless movement as athletes competed in the pool.

4	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Pharmaceuticals:

Each year, more than 4.3 million prescriptions are filled in the U.S. alone. To help automate and improve the efficiency of a critical prescription fulfillment system, Columbus McKinnon provided a Dorner conveyor system that not only helped get medicines to patients faster but also allowed for better quality control throughout the process.

2022 PROXY STATEMENT	5

SUMMARY OF PROXY STATEMENT

NASA:

Duff-Norton 5-ton rotating ball screw actuators position a maintenance platform to allow technicians to service a space shuttle orbiter at NASA’s Kennedy Space Center in Florida. With Duff-Norton technology, maintenance technicians can work on the shuttles more efficiently and safely.

6	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Dredge Crane:

Columbus McKinnon products were used in the construction of one of the largest dredge cranes operating in North America. Light years ahead from a technological and environmental standpoint, this dredge crane runs 24/7 to maintain highly traveled maritime shipping routes and harbors to enable unobstructed passage of cargo vessels day in and day out.

2022 PROXY STATEMENT	7

SUMMARY OF PROXY STATEMENT

Business Highlights Update

BLUEPRINT FOR GROWTH STRATEGY 2.0

Columbus McKinnon’s Blueprint for Growth strategy has evolved to version 2.0, which aims to accelerate our growth with an emphasis on broadening our expertise in intelligent motion solutions for material handling. We are focused on delivering above market growth through organic and inorganic initiatives as well as improved financial performance, which we believe drives shareholder value creation. This strategy transforms Columbus McKinnon into a high value, intelligent motion enterprise.

The strategy is underpinned by our Columbus McKinnon Business System (“CMBS”), that provides the discipline, processes, and core competencies to scale our business. At the core are our people and our Values.

8	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Pivot from late-stage cyclical industrial technology to growth-oriented industrial technology

With CMBS as the foundation, we are positioned to execute the Core Growth Framework of our Blueprint for Growth 2.0 strategy. The Framework defines four parallel paths for Columbus McKinnon’s growth and provides clear organic and strategic initiatives. We have detailed action plans for each of the paths within our Core Growth Framework.

We are a market leader in North America for hoists, material handling digital power control systems, and precision conveyors, and have strong market positions with certain chain, forged fittings, conveyor and actuator products.

2022 PROXY STATEMENT	9

SUMMARY OF PROXY STATEMENT

The acquisitions of Dorner and Garvey in 2021 provided conveying solutions that serve as a leading platform for growth to advance our Intelligent Motion strategy.

The Dorner and Garvey acquisitions also provided new and attractive vertical markets with strong tailwinds.

10	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

We believe that key considerations for our success include the following:

BLUEPRINT FOR GROWTH 2.0 STRATEGY DEFINES GROWTH FRAMEWORK

COLUMBUS MCKINNON BUSINESS SYSTEM – CMBS – ENABLES SCALABILITY

CONVEYING SOLUTIONS ADD GROWTH CATALYST IN ATTRACTIVE MARKETS

OPERATIONAL EXCELLENCE DRIVES STRONGER MARGIN PROFILE IN ECONOMIC RECOVERY

SIGNIFICANT CASH GENERATION THROUGHOUT BUSINESS CYCLES

DEMONSTRATED PERFORMANCE WITH STRONG LEADERSHIP TEAM

BROAD GLOBAL PRESENCE, DIVERSE END-MARKETS

2022 PROXY STATEMENT	11

SUMMARY OF PROXY STATEMENT

HISTORY OF DELIVERING INNOVATION

We are focused on growing our core via new product development and advancements in automation. We have a history of driving organic growth with new products. Improved customer experience, safety and productivity remain at the core of our new product development strategy. Additionally, we believe we are driving innovation through automation, creating competitive advantages with pre-engineered automation solutions. Dorner and Garvey also have a strong history of innovation.

Creating competitive advantages with pre-engineered automation solutions.

12	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

TALENT LEADERSHIP

Our senior management team has extensive operational, financial and managerial experience, and has been responsible for developing and executing strategies to both transform the Company and drive profitable growth via acquisitions and other strategic initiatives. Several notable initiatives include the Columbus McKinnon Business System, which underpins our strategic framework and defines the critical core competencies required to scale. This includes our 80/20 business tool to drive margin expansion. Our management team also has a track record of growing through acquisitions, demonstrated by the successful acquisition and integration of Dorner and Garvey in 2021, STAHL in 2017 and Magnetek in 2015.

Evolving Talent Strategy to Better Align With Blueprint for Growth 2.0 Strategy

Significantly Enhanced Talent Retention Plan

2022 PROXY STATEMENT	13

SUMMARY OF PROXY STATEMENT

FY22 Financial Metrics

Net Sales*

($ in millions)

$839.4
$876.3
$809.2
$649.6
$906.6
FY18
FY19
FY20
FY21
FY22

*FY20 compared to FY19 impacted by ~$34M for divestitures; FY22 compared to FY21 impacted by ~$145M for acquisitions.

Operating Income

($ in millions)

$78.7
$10.4
$68.3
$99.8
$30.4
$69.4
$97.7
$7.9
$89.8
$49.0
$6.7
$42.3
$98.1
$24.4
$73.8
FY18
FY19
FY20
FY21
FY22
Non-GAAP Adj

Return on Invested Capital (ROIC)*

8.7%
11.3%
11.7%
6.6%
7.5%
FY18
FY19
FY20
FY21
FY22

*22% tax rate for FY18 to FY22

Adjusted EBITDA Margin

13.7%
15.1%
15.7%
11.9%
15.4%
FY18
FY19
FY20
FY21
FY22

Cash from Operations

$69.7
$79.5
$106.8
$98.9
$48.9
FY18
FY19
FY20
FY21
FY22

Total Debt, Net of Cash

$300.3
$229.2
$136.9
$46.8
$395.8
FY18
FY19
FY20
FY21
FY22

14	2022 PROXY STATEMENT

SUMMARY OF PROXY STATEMENT

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

	2019	2020	2021	2022
GAAP income from operations	69,442	89,824	42,255	73,781

Add back (deduct):

Acquisition deal, and integration costs	—	—	3,951	10,473

Acquisition inventory step-up expense	—	—	—	5,042

Acquisition amortization of backlog	—	—	—	2,100

Factory closures	1,473	4,709	3,778	—

Business realignment costs	1,906	2,831	1,470	3,902

Insurance recovery legal costs	1,282	585	229	—

Loss on sales of businesses	25,672	176	—	—

Insurance settlement	—	(382)	—	—

Product liability settlement	—	—	—	2,850

Gain on sale of building	—	—	(2,638)	—

Non-GAAP adjusted income from operations	99,775	97,743	49,045	98,148

Sales	876,282	809,162	649,642	906,555

Add back:

Acquisition amortization of backlog	—	—	—	2,100

Non-GAAP sales	876,282	809,162	649,642	908,655

Operating margin—GAAP	7.9%	11.1%	6.5%	8.1%

Adjusted operating margin—Non-GAAP	11.4%	12.1%	7.5%	10.8%

2022 PROXY STATEMENT	15

SUMMARY OF PROXY STATEMENT

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	2019	2020	2021	2022
GAAP net income	42,577	59,672	9,106	29,660

Add back (deduct):

Income tax expense (benefit)	10,321	17,484	970	8,786

Interest and debt expense	17,144	14,234	12,081	20,126

Investment (income) loss	(727)	(891)	(1,693)	(46)

Foreign currency exchange (gain) loss	843	(1,514)	941	1,574

Other (income) expense, net	(716)	839	20,850	(1,122)

Depreciation and amortization expense	32,675	29,126	28,153	41,924

Acquisition deal and integration costs	—	—	3,951	10,473

Acquisition inventory step-up expense	—	—	—	5,042

Acquisition amortization of backlog	—	—	—	2,100

Cost of debt refinancing	—	—	—	14,803

Factory closures	1,473	4,709	3,778	—

Business realignment costs	1,906	2,831	1,470	3,902

Insurance recovery legal costs	1,282	585	229	—

Loss on sales of businesses	25,672	176	—	—

Insurance settlement	—	(382)	—	—

Product liability settlement	—	—	—	2,850

Gain on sale of building	—	—	(2,638)	—

Non-GAAP adjusted EBITDA	132,450	126,869	77,198	140,072

Sales	876,282	809,162	649,642	906,555

Add back:

Acquisition amortization of backlog	—	—	—	2,100

Non-GAAP sales	876,282	809,162	649,642	908,655

Net income margin—GAAP	4.9%	7.4%	1.4%	3.3%

Adjusted EBITDA margin—Non-GAAP	15.1%	15.7%	11.9%	15.4%

16	2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

NEW BOARD DEVELOPMENTS

Our long-time board member, Nicholas Pinchuk, President, CEO, and Chairman of Snap-On, will not be standing for reelection at this upcoming annual meeting. Nick has been a key member of the board since 2007, and we will greatly miss his wisdom and countless contributions to our business success.

Mr. Dastoor was elected to the Board on May 17, 2021, and as a member of the Audit Committee and Compensation and Succession Committee.

Mr. Chad R. Abraham was elected to the Board on November 11, 2021, and as a member of the Audit Committee and Corporate Governance and Nomination Committee.

Mr. Gerald G. Colella was elected to the Board on November 11, 2021, and as a member of the Compensation and Succession Committee and Corporate Governance and Nomination Committee.

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three and no more than nine Directors, except (i) between the dates of November 8, 2021, and July 31, 2023 no more than eleven (11), (ii) and after July 31, 2023, no more than nine (9). The Directors are to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Each of the Directors attended at least 75% of the Board meetings held in fiscal year 2022, except Messrs. Abraham and Colella.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Richard H. Fleming, Liam G. McCarthy, Heath A. Mitts, Kathryn V. Roedel, Aziz A. Aghili, Jeanne Beliveau-Dunn, Michael Dastoor, Chad R. Abraham, Gerald G. Colella and David J. Wilson, each of whom has been previously elected by our shareholders except Messrs. Abraham and Colella. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

The following information is provided concerning the nominees for Director:

Name	Age	Position

Richard H. Fleming	74	Director, Chairman of the Board

David J. Wilson	53	Director

Liam G. McCarthy	66	Director

Heath A. Mitts	51	Director

Kathryn V. Roedel	61	Director

Aziz S. Aghili	63	Director

Jeanne Beliveau-Dunn	62	Director

Michael Dastoor	56	Director

Chad R. Abraham	53	Director

Gerald G. Colella	65	Director

2022 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

Richard H. Fleming

Director since 1999,

Chairman of the Board July 2018, Interim President and CEO January 10, 2020 – June 1, 2020

Age: 74

Principal Occupation:

•  Retired from USG Corporation

Board Committees:

•  Chairman of the Board

Richard H. Fleming was appointed a Director of the Company in March 1999 and was elected Chairman of the Board in July 2018. He also served as Columbus McKinnon’s interim Chief Executive Officer from January 10, 2020 until June 1, 2020, when Mr. Wilson was hired as Chief Executive Officer.

Mr. Fleming was the Chief Financial Officer of USG Corporation (previously NYSE:USG acquired in 2019 by Gebr. Knauf KG “Knauf”) for approximately 18 years and was its Executive Vice President and CFO from 1999 until his retirement in 2012. USG is a manufacturer of high-performance building systems for the construction and remodeling industries. Prior to joining USG, Mr. Fleming was employed by Masonite Corporation, which was acquired by USG in 1984. During his 39-year career with Masonite and USG, Mr. Fleming held various operating and finance positions. Mr. Fleming is recently retired from the Board of Directors of Boise Cascade Company (NYSE:BCC) and OE Holdings, LLC, a private company. In addition, he is a director and former Chairman of UCAN, a Chicago youth services not-for-profit agency.

In addition to his work with USG Corporation, he was Chairman of The Metropolitan Club of Chicago, Inc.; Chief Financial Officer, Treasurer & VP-Planning of Masonite Corporation.; and Chairman of the Child Welfare League of America.

Mr. Fleming holds an undergraduate degree from the University of the Pacific and a master’s degree from the Tuck School of Business at Dartmouth.

Qualifications

Mr. Fleming’s qualifications to serve on the Board include his senior leadership and public company board and governance experience in global manufacturing companies and his high level of expertise and background in finance and accounting matters and strategic planning.

18	2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

David J. Wilson Director since June 1, 2020 Age: 53 Principal Occupation: • As of June 1, 2020 – President and Chief Executive Officer

David J. Wilson joined Columbus McKinnon Corporation on June 1, 2020, as President and Chief Executive Officer. Prior to joining Columbus McKinnon, Mr. Wilson served as President of Flowserve Corporation’s Pumps Division from 2018 to 2020. He joined Flowserve in 2017 as the President of Flowserve’s Industrial Products Division. Prior to Flowserve, Mr. Wilson was President of the Industrial segment of SPX FLOW, Inc. He was with SPX Corporation, and subsequently SPX FLOW, between 1998 and 2017 progressing through a series of promotions that included the leadership of several global operating businesses and six years in Asia serving as the President of Asia Pacific. Mr. Wilson also led several successful corporate development initiatives while serving as Vice President of Business Development for multiple businesses. Before joining SPX, he held operating and engineering leadership positions at Polaroid Corporation.

In addition to serving as a Director on the Columbus McKinnon Corporation (Nasdaq: CMCO) Board, Mr. Wilson serves on the Board of Directors of Modine Manufacturing Company (NYSE: MOD) and the National Association of Manufacturers. He also serves on the Board of Trustees of the Manufacturers Alliance. Mr. Wilson previously served on the Hydraulic Institute Board of Directors and the Maine College of Art (MECA) Board of Trustees. Mr. Wilson is a recipient of Shanghai, China’s prestigious Silver (2011) and Gold (2013) Magnolia Awards and served as an Officer and Executive Committee Member of the Pan Asia Chapter of the Young Presidents’ Organization.

Mr. Wilson holds a Bachelor of Science degree in electrical engineering from the University of Massachusetts and studied for a master’s degree in business administration at the F.W. Olin Graduate School of Business at Babson College. Mr. Wilson also completed graduate-level coursework at Tsinghua University in Beijing, China, and at the University of Lausanne/IMD in Lausanne, Switzerland.

Qualifications

Mr. Wilson’s qualifications to serve on the Board include his senior leadership, operational excellence and customer-centric commercial experience, international and business development skills and demonstrated track record for delivering results.

2022 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

Liam G. McCarthy

Director since November 2008

Age: 66

Principal Occupation:

•  Retired from Molex Incorporated

Board Committees:

•  Chair Compensation and Succession, Corporate Governance and Nomination and Audit

Liam McCarthy was appointed a Director of the Company in November 2008. He serves as the Chair for the Compensation and Succession Committee and as an independent member of the Corporate Governance and Nomination Committee.

Mr. McCarthy retired as the President and Chief Supply Chain Officer of Molex Incorporated (NASDAQ: MOLX), a manufacturer of electronic, electrical, and fiber optic connectivity solutions, in June 2017. In the more than 40 years Mr. McCarthy spent with Molex, he worked in a variety of executive and management capacities, including President and Chief Operating Officer; Vice President, Operations, Europe; President, Data Communications Division, Americas Region; General Manager, Singapore, Regional Marketing Manager, Far East South Region; and Singapore Materials Director. He has extensive global experience having lived and worked in Ireland, Japan, Singapore and USA. He previously served on the Chicago Council on Global Affairs, the Singapore Economic Development Board, and the Singapore National Science and Technology Council.

Mr. McCarthy holds a Bachelor of Commerce from University College Dublin, Ireland, and an MBA from the Henley Business School in the United Kingdom.

Qualifications

Mr. McCarthy’s qualifications to serve on the Board include over 40 years of experience in industrial and international business expertise, having held significant executive roles in Operations and Business development while living in Asia, Americas and Europe. He has served on several boards including the Molex board of Koch Industries, the Chicago Council on Global Affairs, the Singapore National Science and Technology Council and on Singapore’s Economic Development Board.

20	2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Heath A. Mitts Director since May 2015 Age: 51 Principal Occupation: • EVP and CFO and Director at TE Connectivity Board Committees: • Chair Audit, Compensation and Succession

Heath Mitts was appointed a Director of the Company in May 2015. He serves as the Committee Chair for the Audit Committee and serves on the Compensation and Succession Committee. Mr. Mitts is a Director and the Executive Vice President and Chief Financial Officer for TE Connectivity Ltd. (NYSE: TEL). TE Connectivity is a global designer and manufacturer of connectors and sensors for industries, such as automotive, industrial equipment, data communication systems, aerospace, defense, medical, oil and gas, consumer electronics, and energy.

Mr. Mitts joined TE Connectivity in 2016. Before this, he held the positions of Senior Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a global leader known for expertise in highly engineered fluidics systems and components for high-growth specialized markets. Mr. Mitts also held various senior financial management roles in North America and Singapore with PerkinElmer, Inc. (NYSE: PKI), a global company serving the healthcare industry in diagnostics, life science research, food, and environmental and industrial testing. He also held various management roles, including Director of Finance at Honeywell International Inc. (NASDAQ: HON).

Mr. Mitts holds bachelor’s degrees in finance and political science from Southern Methodist University and an MBA in finance from Pennsylvania State University.

Qualifications

Mr. Mitts is a financial expert on our Board and brings Columbus McKinnon a wealth of indispensable experience developing and implementing financial strategy, direction, and compliance initiatives and governance experience.

2022 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

Kathryn V. Roedel

Director since October 2017

Age: 61

Principal Occupation:

•  Retired from Sleep Number Corporation

Board Committees:

•  Chair Corporate Governance and Nomination, Audit and Compensation and
Succession

Kathryn Roedel was appointed a Director of the Company in October 2017. She serves as the Chair for the Corporate Governance and Nomination Committee and as an independent member of the Compensation and Succession Committee and Audit Committee. Ms. Roedel serves as a Board Director at Generac, Holdings, Inc. (NYSE: GNRC) and is on the Board of Directors for The Jones Family of Companies, a private manufacturer.

Ms. Roedel brings a wealth of transformational leadership experience across ‘B2B’ and ‘B2C’ sophisticated technology products and services, and consumer/retail businesses. Ms. Roedel was the EVP, Chief Services and Fulfillment Officer at Sleep Number Corporation (NASDAQ: SCSS), a direct-to-consumer, vertically integrated mattress retailer and manufacturer until her retirement in 2016. During her tenure at Sleep Number, Ms. Roedel held various leadership positions including EVP, Products and Services and SVP, Global Supply Chain Officer where she led the company’s supply chain, product management, customer and home delivery services, continuous improvement and customer experience organizations. Ms. Roedel served on the Executive Board of the International Sleep Products Association as Vice Chair and Chair from 2013 to 2015. Prior to her tenure at Sleep Number, Ms. Roedel held VP and General Management operating roles at General Electric, spanning 33 years in ‘B2B’ businesses including GE Healthcare and GE Information Services. Ms. Roedel serves as Executive Co-Chair for the MN Chapter of Women Corporate Directors.

Ms. Roedel holds a Bachelor of Science degree in mechanical engineering from Michigan State University.

Qualifications

Ms. Roedel’s qualifications to serve on the Board include her senior leadership, public company board and governance experience and her international supply chain experience, strategy, risk management, technology development, regulatory compliance, and leadership development. She is a recognized leader in Corporate Governance with honors including the 2022 NACD Directorship 100 and 2019 Outstanding Directors by Twin Cities Business Magazine.

22	2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Aziz S. Aghili Director since May 2018 Age: 63 Principal Occupation: • EVP and President of Heavy Vehicle Dana Incorporated Board Committees: • Audit and Corporate Governance and Nomination

Aziz S. Aghili was appointed an Independent Director of the Company in May 2018. He serves on the Audit Committee and the Corporate Governance and Nomination Committee. Mr. Aghili is the Executive Vice President of Dana and president of Dana’s two Heavy Vehicle business units — Off-Highway Drive and Motion Systems and Commercial Vehicle Drive and Motion Systems. Dana (NYSE: DAN) is a worldwide supplier of drivetrain, sealing, and thermal-management technologies for vehicle manufacturers. Mr. Aghili also serves on the Board of Directors of Graphic Packaging Holding Company, a leading provider of sustainable paper-based packaging solutions.

Mr. Aghili joined Dana in 2009 as President of Dana Europe and was named President of Dana Asia-Pacific in 2010. Prior to joining Dana, Mr. Aghili held various leadership roles over his 20-year tenure with ArvinMeritor, where he most recently served as Vice President and General Manager of Body Systems. While at ArvinMeritor, he held strategic leadership positions worldwide, including Vice President and General Manager of Asia Pacific and Vice President of Global Procurement, Commercial Marketing, and Business Development - Asia Pacific. Before joining ArvinMeritor, he worked for Nissan Motor Company and General Electric Plastics.

Mr. Aghili holds a bachelor’s degree in mechanical engineering from Teesside Polytechnic University in the United Kingdom. He also holds graduate diplomas in business administration from the University of New South Wales and international management and business administration from the INSEAD Business School in France.

Qualifications

Mr. Aghili’s qualifications to serve on the Board include his senior leadership and governance experience his global manufacturing and operations experience in motion and electronic drive products, and his operational excellence.

2022 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

Jeanne Beliveau-Dunn

Director since March 2020

Age: 62

Principal Occupation:

•  Chief Executive Officer and President of Claridad, LLC

Board Committees:

•  Compensation and Succession and Corporate Governance and Nomination

Jeanne Beliveau-Dunn was appointed an Independent Director of the Company in March 2020. She serves on the Compensation and Succession Committee and Corporate Governance and Nomination Committee.

Ms. Beliveau-Dunn is currently the Chief Executive Officer and President of Claridad LLC, a software and services company in Cyber Security and Internet of Things. Ms. Beliveau-Dunn also sits on the board for Edison International (NYSE: EIX), a generator and distributor of electric power; and Xylem Inc. (NYSE: XYL), a leader in the development of innovative water solutions through smart technology. She has advised several tech start-ups in AI, logistics intelligence, green tech and peer-to-peer, distributed platforms, and is involved in the cutting edge of ESG and industrial tech. She is the Founder of the IoT Talent Consortium, a non-profit bringing together the leading IoT companies and top workforce educators to accelerate digital transformation, and has been a National Association of Corporate Directors (NCAD) fellow since March 2019.

Before her position with Claridad LLC, Ms. Beliveau-Dunn was the Vice President and General Manager of Cisco Systems Inc. (Nasdaq: CSCO), a global developer, manufacturer, and seller of networking hardware, software, telecommunications equipment, security and other high-technology services and products. During her tenure with Cisco, she held several leadership positions including VP and General Manager of Cisco’s most profitable business, Product Marketing, Global channels and sales. She was also the founder and leader of the Internet Business Solutions Group, Prior to Cisco, Ms. Beliveau-Dunn ran business operations at Micronics Computers and the secure systems product lines for Wang Laboratories.

Ms. Beliveau-Dunn holds a Bachelor of Science degree in marketing, business law, and computer science from the University of Massachusetts. She also completed the Executive MBA program at the Massachusetts Institute of Technology and the Executive Leadership Program at the Harvard Business School. She is highly recognized by several organizations for her governance leadership, including Women Inc. as one of the Most Influential Corporate Directors in 2018 and Silicon Valley Business Journal as a Women of Influence in 2015. She also engages regularly in Stanford’s Governance program for public company directors.

Qualifications

Ms. Beliveau-Dunn brings immense value to Columbus McKinnon from 30 years of experience as a Transformational executive and business leader, in technology and industrial automation. She brings extensive experience building and running large global businesses, in infrastructure, cybersecurity, AI, SaaS and cloud. She led market leading product and services businesses and ran marketing, business operations, and employee and leadership development. She has experience in the acquisition and integration of notable companies and worked extensively with the investor community. She also has public company board, compensation, audit and governance experience.

24	2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Michael Dastoor Director since May 2021 Age: 56 Principal Occupation: • EVP, Chief Financial Officer, Jabil Inc. Board Committees: • Audit and Compensation and Succession

Michael Dastoor was appointed a Director of the Company in May 2021. He serves on the Audit Committee and Compensation and Succession Committee. Mr. Dastoor is the Executive Vice President and CFO of Jabil Incorporated (NYSE: JBL), a global manufacturing services company. In 2000, he joined Jabil as a regional controller in the Asia Pacific region and served as the Vice President and then as the Senior Vice President and Controller from 2004 through 2018, when he was named CFO.

Prior to joining Jabil, Mr. Dastoor worked for seven years as Regional Chief Financial Officer at Inchape plc (LSE: INCH), a British multinational automotive distribution, retail, and services company, leading the finance teams along with business process re-engineering and M&A for the Eastern Mediterranean and Southeast Asia regions.

He holds degrees in finance and accounting from the University of Mumbai (formerly the University of Bombay) and is a chartered accountant through the Institute of Chartered Accountants in England and Wales, where he spent six years in auditing covering the United Kingdom and Europe.

Qualifications

Mr. Dastoor’s qualifications to serve on the Board include his senior executive leadership skills and governance experience, his financial and accounting leadership for the engineering services, electronics manufacturing and automotive industries and his international experience, particularly in the Southeast Asia and Latin America regions.

Chad R. Abraham Director since November 2021 Age: 53 Principal Occupation: • Chair & CEO Piper Sandler Board Committees: • Audit and Corporate Governance and Nomination

Chad R. Abraham was appointed an Independent Director of the Company in November 2021. He serves on the Audit Committee and the Corporate Governance and Nomination Committee. Mr. Abraham’s deep understanding of the industrial landscape, experience as CEO, and track record of fostering transformation and growth are invaluable to Columbus McKinnon and significant additions to our Board.

Mr. Abraham is currently Chairman and CEO of Piper Sandler (NYSE: PIPR), a leading investment bank and financial services company. He has served as the Chairman of Piper Sandler’s Board since he became CEO in 2018. Mr. Abraham also serves on the Board of Trustees for the Nature Conservancy’s Minnesota, South Dakota, and North Dakota chapter and the Board of Trustees of The Blake School.

Mr. Abraham joined Piper Sandler in 1991 as an investment banking analyst in the technology sector. Following that role, he initiated and grew Piper Sandler’s presence in Menlo Park, CA, and later advanced to the head of capital markets. In 2010, he was promoted to Global Co-Head of Investment Banking and Capital Markets before he was appointed Chair and CEO in 2018.

Mr. Abraham holds a bachelor’s degree in economics and political science from Northwestern University.

Qualifications

Mr. Abraham’s qualifications to serve on the Board include his senior leadership and public company board and governance experience, his financial and accounting leadership, experience as CEO and track record of fostering transformation and growth.

2022 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS

Gerald G. Colella Director since November 2021 Age: 65 Principal Occupation: • Chair, MKS Instruments Board Committees: • Compensation and Succession, Corporate Governance & Succession

Mr. Colella was appointed Independent Director of the Company in November 2021. He serves on the Compensation Committee and the Governance and Nomination Committee. Mr. Colella also serves as the Chairman of the Board for MKS Instruments (Nasdaq: MKSI), a global provider of instruments, systems, subsystems, and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes. He also serves as the Chairman of the Board of Advisors for the University of Lowell’s Manning School of Business. Previously, he served on the Board of Directors for GCP Applied Technologies.

In 2020, Mr. Colella retired as President and CEO of MKS after spending 36 years advancing through progressively challenging positions. His experience spans from Vice President of Worldwide Operations to Chief Business Officer and later Chief Operating Officer. During this time, he oversaw all aspects of the business, preparing him for his successful tenure as President and CEO.

Mr. Colella holds a bachelor’s degree in secondary education and teaching from the University of Lowell and an MBA from Southern New Hampshire University. He also holds an honorary doctorate from the University of Massachusetts.

Qualifications

Mr. Colella’s qualifications to serve on the Board include his senior leadership and governance experience, his financial and accounting leadership, deep industrial technology experience, combined with his track record of expanding into new geographies and markets, while delivering sustainable and profitable growth.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

26	2022 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023

General

We are asking our shareholders to ratify our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. In the event our shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to us by Ernst & Young LLP for fiscal years 2022 and 2021 are as follows:

	Fiscal Year 2022 ($ in thousands)	Fiscal Year 2021 ($ in thousands)
Audit Fees(1)	2,546	2,110
Audit Related Fees(2)	7	348
Tax Fees(3)	328	687
All Other Fees(4)	4	4
Total	2,885	3,149
(1)

Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by auditors in connection with statutory and regulatory filings or engagements.

(2)	Consists of certain agreed upon procedures.
(3)	Consists of all tax related services.
(4)	Consists of all other products and services provided other than the services reported under audit fees and tax fees.

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023.

2022 PROXY STATEMENT	27

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are required pursuant to Section 14A of the Exchange Act to provide a non-binding stockholder vote on our executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this proxy statement.

We maintain a compensation program that is comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, in support of our objective of providing superior value to shareholders and customers. Our program is designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results. Our business success depends on our ability to attract and retain executive talent through competitive compensation opportunities provided by our program. For the reasons discussed above, the Board of Directors unanimously recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders hereby APPROVE, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement prepared in connection with its 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and narrative discussion).”

THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE “FOR” THE APPROVAL OF THE COMPANY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS.

28	2022 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Voting Standard

Proposal No. 1 Election of Directors

If you do not provide voting instructions, your broker may not vote on this matter.

Each director nominee receiving the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote in the election of directors will be elected as a director. Abstentions and broker non-votes will have no effect on the results of this vote. A majority of votes cast means the number of votes cast “For” exceeds the number of votes cast “Withhold.”

Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

If you do not provide voting instructions, your broker may not vote on this matter, except Proposal 2.

The proposal to appoint Ernst & Young LLP as our independent registered public accounting firm for the year ending March 31, 2023 will be ratified by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal No. 3 Advisory Approval of Our Executive Compensation

If you do not provide voting instructions, your broker may not vote on this matter.

The advisory vote approving executive compensation will be determined by the affirmative vote of a majority of shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the results of this vote.

Although this advisory vote is non-binding, the compensation committee and our board of directors will review the results of the vote. The compensation committee will consider our shareholders’ preferences and take them into account in making future determinations concerning the compensation of our executives.

The voting results of the annual meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations section of our website at investors.columbusmckinnon.com.

If the Proxy is submitted and no voting instructions are given, the person or persons designated will vote the shares “For” the election of the Director nominees, “For” the appointment of Ernst & Young LLP, “For” the advisory vote on executive compensation in accordance to the Board vote recommendations. Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

2022 PROXY STATEMENT	29

CORPORATE GOVERNANCE POLICY

Governance Highlights

Our Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust.

Independence

•  Nine of our Ten directors are independent

•  Our Chairman is an independent director

•  Our CEO is the only management director

•  All of our Board committees are comprised of only independent directors and have the ability to hire third-party advisors

Executive Sessions	• The independent directors regularly meet in executive sessions • The Non-Executive Chairman presides at executive sessions of the independent directors
Board Oversight of Risk Management

•  Our Audit Committee annually reviews our guidelines and policies that govern the process by which we assess and manage our exposure to risk

•  Our Compensation and Succession Committee reviews the annual compensation risk assessment and retains an independent compensation consultant

•  We have recoupment or clawback provisions to recover certain executive pay

Stock Ownership Requirements	• Our Directors and Executives are subject to minimum stock ownership requirements designed to align their interests with those of stockholders
Board Diversity	• Our current Board has a rich mixture of educational, professional, experiential, age, gender and global diversity and maintain rigorous director qualification standards
Vote Standard	• Voluntarily adopted majority voting in uncontested election; plurality voting in contested election

Corporate Responsibility & ESG

Corporate responsibility remains a key component of our business strategy and ensures the sustainability and resiliency of the Company long-term. We are continuously driving to enhance our Environmental, Social and Governance (“ESG”) programs and integrate ESG into all aspects of our business. We believe that our focus on ESG and being good corporate stewards have enabled us to grow and service our customers in this volatile global economic environment. We are proud to have made significant progress toward our ESG priorities in Fiscal Year 2022. We have continued to enhance our governance processes, calculated our full emissions profile, and made significant investments in people and technology enablers. Our Board of Directors and Executive Leaders are engaged and are constantly assessing risks, opportunities, and potential impacts of ESG-related issues on our business. We are dedicated to operating with the highest integrity and being increasingly transparent with our stakeholders about our ESG journey. For more information on our specific ESG programs, see our Columbus McKinnon Fiscal Year 2022 Corporate Social Responsibility Report.

30	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Fiscal Year 2022 Environmental, Social and Governance Priorities & Progress

We engage with our stakeholders throughout the year to better understand their priorities and how those priorities align with our business. This iterative process drives our prioritization of ESG initiatives and helps us to be very intentional on where we focus our resources. In Fiscal Year 2021, we set our initial ESG strategy. Much of our ESG focus in Fiscal Year 2022 was consistent with the strategy we set out last year, with slight shifts due to changes in the global landscape.

Environmental Stewardship

In Fiscal Year 2022, we made significant strides toward our environmental goals. Regarding our emissions strategy, we engaged a third party, Optera, to verify our Scope 1 and 2 data collection processes. We also made the decision to invest in the collection of our Scope 3 data, which was not scheduled until the following year. We now have the information to understand our full emissions profile. This data gets us closer to setting targets for emissions reduction and create a roadmap for reduction initiatives. From an energy management standpoint, we increased our LED lighting from 29% to 48% in operating areas in just one year. We also made great progress with our recycling and waste management programs, which have directly contributed to the Company achieving approximately 90% waste diverted from landfill.

Social Responsibility

Early in Fiscal Year 2022, we developed our Company’s Purpose Statement with input from employees around the world. We could not be happier with the result: Together we create intelligent motion solutions that move the world forward and improve lives. We have made it a priority to connect our employees with our Purpose Statement and use it as our guiding principle for why we exist as a Company. Each month our CEO, David Wilson, opens our global management call with “Purpose in Motion” stories detailing how we are living out our Purpose.

We continue to drive Safety as our number one value, meeting our Fiscal Year 2022 goal of .70 Total Recordable Injury Rate. Ten of our plants and warehouse locations did not have a recordable injury in Fiscal Year 2022. All of our manufacturing sites have engaged safety teams that will continue to drive success in this critical area.

In Fiscal Year 2022 we hired our new CHRO, Adrienne Williams and launched a new Human Resources Framework that takes a holistic approach to Human Capital Management. The new framework focuses on four key areas: attracting, developing, engaging, and rewarding talent. We continued our efforts to increase diversity of talent. In fact, 53% of our new hires in the United States were gender, ethnic or racially diverse. We also solicited feedback from our associates with a new Employee Engagement Survey and had a 75% global participation rate. We have aggregated the data and are working through our opportunities. This will be an annual survey going forward.

Columbus McKinnon continues to drive product quality, innovative motion solutions, and customer satisfaction as key components of our business strategy.

Governance

Columbus McKinnon operates our business with the highest integrity and require the same from our business partners. We regularly review, update, and improve our policies and processes, which allow us to manage risks and create value for our stakeholders. In Fiscal Year 2022 we recognized an opportunity to enhance our Enterprise Risk Management Process. We developed an improved structure that closely aligns with our strategic cycle, requires broader input for risk analysis, and further embeds mitigation

2022 PROXY STATEMENT	31

CORPORATE GOVERNANCE POLICY

planning and progress into our business review process. Our ability to manage risk is indicative to our ability to adapt to challenges such as supply chain challenges, cybersecurity risks, and challenges presented by the geopolitical climate. Executive Leadership and Board oversight are critical to the resiliency of our business. Consequently, we have a governance structure in place where our leaders and the Board are highly involved in our ESG strategy. The board is engaged through the Governance Committee and are presented with ESG strategy updates at least four times annually by our General Counsel and Director of Corporate Social Responsibility. We have several global cross-functional teams within the business that drive daily ESG activities and gather the data needed.

32	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

ESG Integrated Governance Structure

Management Governance/Oversight

2022 PROXY STATEMENT	33

CORPORATE GOVERNANCE POLICY

FY22 | **ESG**
ACCOMPLISHMENTS
COLUMBUS MCKINNON CORPORATION

## SOCIAL

### HEALTH & SAFETY

**TRIR 0.7**

5% decrease from last year

**91%**

Employee participation in safety training at our manufacturing plants

**82%**

Completion rate of safety opportunities identified (within 30 days of submittal)

**10**

Manufacturing plants and warehouses have gone 1 year without a recordable injury

### DIVERSITY, EQUITY & INCLUSION

**53%**

Of U.S. FY22 hires have been diverse

**80%**

Leaders trained in inclusiveness

**7%**

Increase in diverse hires in leadership roles

34	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

FY22

# ESG
## ACCOMPLISHMENTS

COLUMBUS MCKINNON CORPORATION

## SOCIAL

### ENGAGEMENT

**75%**
Of employees provided feedback

**76%**
Feel we treat our employees with dignity and respect

**79%**
Are comfortable being themselves

**75%**
Say they trust their supervisor/manager

### EMPLOYEE DEVELOPMENT

**100+**
Leaders participated in operations leadership development program

**2,300+**
Hours of leadership development training

OWN YOUR DAY, EVERY DAY.

Launched Own Your Day development program for Channel Services team

2022 PROXY STATEMENT	35

CORPORATE GOVERNANCE POLICY

# FY22 ESG ACCOMPLISHMENTS

COLUMBUS MCKINNON CORPORATION

## ENVIRONMENTAL

**52%**

Of sites with warehouse and production areas have converted to 100% LED lighting

Completed full GHG emissions profile

Scope 3
282,116*
Scope 1
8,213.47*
Scope 2
13,865.85*
*Metric Ton of $CO_2e$

**10%**

Capital expenditure projects contained a sustainability component

**89.7%**

Waste diverted from landfill

**12,551**

TREES SAVED

Trees saved equivalent of wood and cardboard recycled

## GOVERNANCE

- Appointed 3 new Board members
- 2 of 11 Board members are women
- 2 of 11 Board members identify as a member of a minority group

Updated Enterprise Risk Management Process

Launched New HRIS Platform

CMCO COLUMBUS McKINNON CORPORATION

COLUMBUSMCKINNON.COM

USA: 800.888.0985 • 716.689.5400 • Fax: 716.689.5644

36	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

General Corporate Governance Policy

Our Board of Directors believes that its overriding responsibility is to offer guidance and the benefit of its collective experience to help our management understand the risks confronting, and opportunities available to our Company. In furtherance of this responsibility, our Board of Directors has adopted a General Corporate Governance Policy setting forth certain policies, guidelines and procedures it deems important to the successful satisfaction of this responsibility.

These policies and procedures include guidelines as to the eligibility, independence, evaluation, education, succession planning, compensation and indemnification of our Directors, as well as with respect to specific transactions requiring the prior formal approval of our Board of Directors. A copy of our General Corporate Governance Policy is posted on the Investor Relations section of the Company’s website at investors.columbusmckinnon.com.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and President and Chief Executive Officer have been served by separate individuals since1998. This leadership structure supports our belief that it is the President and Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board. Since August 2005 through today, the Chairman of the Board has been filled by an independent Director. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. We believe over the years that our President and Chief Executive Officer and Chairman of the Board have had an excellent working relationship. By separating the roles of the Chairman of the Board and President and Chief

Executive Officer positions, we ensure there is no duplication of effort between them. We believe this provides strong leadership for our Board of Directors, while also positioning our President and Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. As part of our annual Board of Directors self-evaluation process, we evaluate our leadership structure to ensure that it continues to provide the optimal structure for our Company and shareholders. A Chair rotation and succession schedule is reviewed and updated annually by the Board in addition to the Chairman conducting individual reviews with the Directors on their interests and thoughts around Chair candidates, rotation and succession. We believe our current leadership structure is the optimal structure for our Company at this time.

Board Composition and Diversity

Our Corporate Governance and Nomination Committee is responsible for developing the general criteria, subject to approval by our Board of Directors, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Nomination Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board including, reviewing and updating a Board competency skills matrix for each Director. The Governance and Nomination Committee, in recommending candidates for election or re-election to the Board, seeks to create a Board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Corporate Governance and Nomination Committee review a potential new candidate, it looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time, given the attributes of the existing Directors.

2022 PROXY STATEMENT	37

CORPORATE GOVERNANCE POLICY

The charter of the Corporate Governance and Nomination Committee includes as a statement of responsibility that the Committee assure that the composition of the Board of Directors includes appropriate breadth, depth and diversity of experience and capabilities. In identifying candidates for Director, the Corporate Governance and Nomination Committee and the Board of Directors take into account (i) the comments and recommendations of Directors made in connection with the Board’s annual self- evaluation regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (ii) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors overall composition, (iii) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and (iv) all other factors it considers appropriate. Our current board has a rich mixture of educational, professional, experiential, gender, and global diversity and we will continue to consider these and the other mentioned factors when considering future directors.

38	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Blend of Experiences and Qualifications

Finance/Accounting

10/10 Directors

Operations/Lean

10/10 Directors

International Business

10/10 Directors

Sales/Marketing

8/10 Directors

Branding/NPD

7/10 Directors

Human Resources

7/10 Directors

Board of Directors Independence

Our Board of Directors has determined that each of its current members, other than Mr. Wilson, is independent within the meaning of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, each member of the Audit Committee, the Corporate Governance and Nominating Committee and the Compensation and Succession Committee is independent.

Board Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he or she serves, and are also invited, but not required, to attend the Annual Meeting. Agendas for meetings of the Board of Directors include executive sessions for the independent Directors to meet without the management Director present. During the fiscal year ended March 31, 2022, our Board of Directors held 6 meetings. Each Director has attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he or she served and attended the 2021 Annual Shareholder Meeting, other than Messrs. Abraham and Colella who were elected by the Board in November 2021.

Code of Conduct

Our Board of Directors adopted a Code of Conduct which governs all of our Directors, officers and employees, including our Chief Executive Officer and other executive officers. This Code of Conduct is posted on the Corporate Governance section of the Company’s website at www.columbusmckinnon.com and on the Company’s intranet. Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. She also has responsibility to provide updates on our ethics and compliance program to the Audit Committee. Our Director of Corporate Social Responsibility is responsible for developing our Environmental, Social and Governance (ESG) compliance platform and in 2022, we published our second annual Sustainability Report.

2022 PROXY STATEMENT	39

CORPORATE GOVERNANCE POLICY

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees the Company’s enterprise risk management process, as well as focuses on financial, cyber and fraud risks, including internal controls, and receives an annual risk assessment report from the Company’s General Counsel and internal auditors. The Company’s General Counsel and his staff also assist the Board of Directors in fulfilling its oversight responsibility with respect to regulatory compliance and legal issues that affect the Company. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of appropriate risk-taking behavior consistent with the Company’s business strategy and goals.

40	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Annual Enterprise Risk Management Cycle

2022 PROXY STATEMENT	41

CORPORATE GOVERNANCE POLICY

Audit Committee

Independent Members: Heath A. Mitts, Chair Liam G. McCarthy Aziz S. Aghili Michael Dastoor Chad R. Abraham Kathryn V. Roedel Meetings in 2021: 7

Primary Responsibilities

•  Assist the Board in monitoring the integrity of our financial statements, our compliance with financial reporting and related legal and statutory requirements and the independence and performance of our internal and external auditors.

•  Review our risk assessment and risk management policies.

•  Select and employ a firm of independent registered public accountants to audit our financial statements and internal control over financial reporting each year, which firm is ultimately accountable to the Audit Committee and the Board.

Each member of our Audit Committee is independent as defined under the Securities Exchange Act of 1934, as amended and section 3 of the Sarbanes-Oxley Act of 2002, and under the NASDAQ Stock Market, Inc. rules. Pursuant to Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Mitts, Dastoor, and Abraham qualify as “audit committee financial experts.” The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our effectiveness of internal control over financial reporting, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements, (iv) reviewing our management’s assessment of the effectiveness of our internal controls, (v) reviewing insider and affiliated party transactions , (vi) establishing procedures for the receipt, retention and treatment of complaints received regarding accounting or internal controls, and (vii) overseeing the enterprise risk management system. The Audit Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com.

42	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Compensation and Succession Committee

Independent Members: Liam G. McCarthy, Chair Gerald G. Colella Michael Dastoor Jeanne Beliveau-Dunn Heath A. Mitts Kathryn V. Roedel Nicholas T. Pinchuk Meetings in 2021: 4

Primary Responsibilities

•  Review and make recommendations to the Board regarding management organization, succession and development programs.

•  Review and approve, or recommend for approval, the election of corporate officers and their salaries, incentive compensation and bonus awards.

•  Make the decisions required by a committee of the Board under all stock and deferred compensation plans.

•  Approve and report to the Board changes in salary ranges for all other major position categories and, as outlined in its charter, changes in our retirement, group insurance, investment, management incentive compensation and bonus and other benefit plans.

Each member of our Compensation and Succession Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. The principal functions of this Committee are to (i) review and make recommendations to the Board of Directors concerning our compensation strategy, (ii) establish corporate performance measures and goals under our performance-based incentive programs, (iii) determine individual compensation targets for our executive officers under our incentive programs, (iv) evaluate and certify whether performance goals have been met at the end of the performance period, (v) determine salary increases and award amounts for individual executive officers, (vi) review and approve (or recommend to the Board of Directors for approval) any material changes to our salary, incentive, and benefit programs and assure that these programs are administered in a manner consistent with the compensation strategy, (vii) review and make recommendations to the Board of Directors concerning equity grants, (viii) assess and evaluate risk in connection with our compensation plans and programs, (ix) review and make recommendations to the Board of Directors concerning compensation and bonus for the Chief Executive Officer and Chief Financial Officer, and (x) perform other functions as identified in the Compensation and Succession Committee charter.

The Compensation and Succession Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com. Additional information on the Compensation and Succession Committee’s processes and procedures are addressed in the Compensation Discussion and Analysis section of this Proxy Statement.

2022 PROXY STATEMENT	43

CORPORATE GOVERNANCE POLICY

Corporate Governance and Nomination Committee

Independent Members: Kathryn V. Roedel, Chair Chad R. Abraham Aziz S. Aghili Gerald G. Colella Jeanne Beliveau-Dunn Nicholas T. Pinchuk Meetings in 2021: 5

Primary Responsibilities

•  Make recommendations to the Board concerning the size, composition, skills of the Board and its committees.

•  Recommend nominees for election or reelection as directors.

•  Consider other matters pertaining to Board membership and governance.

•  Evaluate Board performance and assess the adequacy of, and compliance with, our Corporate Governance Guidelines and Code of Business Conduct.

•  Ensure governance and integration of material ESG initiatives into overall business strategy.

•  Drive diversity in Board succession planning and hiring practices.

Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, skills, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance, and (iii) developing criteria, researching and making recommendations with respect to candidates for membership on our Board of Directors.

Each member of the Corporate Governance and Nomination Committee is an independent Director under the NASDAQ Stock Market, Inc., rules currently in effect. Our Corporate Governance and Nomination Committee does not solicit direct nominations from our shareholders but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our By-Laws. See the information contained in our By-Laws under the heading “Shareholders’ Proposals.”

The Corporate Governance and Nomination Committee is governed by a written charter approved by the Board of Directors which is posted on the Investor Relations section of our website at www.columbusmckinnon.com.

44	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

Director Stock Ownership Guidelines

Our General Corporate Governance Policy contains a guideline whereby all Directors are asked to beneficially own not less than 12,000 shares of our common stock within five years of becoming a Director. Any Restricted Stock Units granted to a Director pursuant to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan, as amended and restated in 2019 (the “Omnibus Plan”) or any successor plan are included in determining the number of shares owned by such Director for these purposes. All Directors are in compliance with this Policy excluding Mr. Dastoor who joined the Board in May 2021, and Messrs. Abraham and Colella whom joined the Board in November 2021. Also, in May 2021, the Director stock ownership guidelines were changed to 5(X) their total cash compensation retainer within five (5) years of joining the Board, included in the calculation are all prior stock grants vested or unvested.

Director Nonqualified Deferred Compensation Plan

We maintain a “nonqualified” deferred compensation plan offered to our Directors. The plan is an unfunded plan intended to help participants supplement their retirement income while providing them an opportunity to invest a portion of their cash and/or stock compensation. Under the plan, each Director who receives cash and stock compensation for board service may elect to defer all or a portion of his or her cash and/or stock compensation in a calendar year.

Officer Stock Ownership Guidelines

Consistent with our objective of aligning management’s interests with shareholders, we have established stock ownership requirements for all corporate and operating officers to maintain or accumulate minimum ownership levels of the Company’s Common Stock. Executives are required to retain a portion of their equity compensation upon vesting of shares or exercise of options. The portion that each executive must continue to hold is described as the retention ratio which is applied to the after-tax shares received by the executive. If the value of shares held by an executive exceeds a specified multiple of base salary, the executive is no longer subject to the retention ratio requirement with respect to additional after-tax shares received by the executive. Each NEO is currently subject to the retention ratio requirement. The following table summarizes the ownership guidelines, as well as the respective retention ratio, for executives:

Position / Title	Multiple of Base Salary	Retention Ratio

Chief Executive Officer	5X	50%

Chief Financial Officer	4X	50%

Other Executive Committee Members (1)	3X	50%

Other Officers (2)	2X	40%
(1)	Messrs. Wozniak, Korman and Brant are deemed Executive Committee members.
(2)	Other Officers include the Controller and Treasurer.

2022 PROXY STATEMENT	45

CORPORATE GOVERNANCE POLICY

Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In fiscal 2022, each non-employee director was eligible to receive an annual cash retainer of $80,000 plus the following amounts for specified Board service, which amounts were pro-rated for any partial year service:

Chairman of the Board	$75,000

Audit Committee Chair	20,000

Compensation and Succession Committee Chair	20,000

Corporate Governance and Nomination Committee Chair	20,000

In May, 2021 for fiscal year 2022, Director compensation was changed to an annual cash retainer of 80,000 USD and equity award in the amount of 120,000 USD. Also, the Chairman of the Board stipend was increased from 60,000 USD to 75,000 USD. In fiscal 2022, the equity-based portion of each non-employee director’s annual retainer consisted of 2,741 shares of common stock that vested immediately.

The following table sets forth the compensation of the Company’s directors for the fiscal year ended March 31, 2022.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total(3) ($)

Chad R. Abraham	17,973	—	—	17,973

Aziz S. Aghili	76,250	120,028	56	196,335

Jeanne Beliveau-Dunn(7)	76,250	120,028	9	196,287

Gerald G. Colella	17,973	—	—	17,973

Michael Dastoor	56,658	120,028	—	176,686

Richard H. Fleming	147,500	120,028	56	267,585

Liam G. McCarthy	96,250	120,028	56	216,335

Heath A. Mitts	96,250	120,028	56	216,335

Nicholas T. Pinchuk	76,250	120,028	56	196,335

Kathryn V. Roedel	96,250	120,028	56	216,335

David J. Wilson(6)	—	—	—	—
(1)

For each director, the amount set forth in the fees earned or paid in cash column reflects the annual director cash retainer in the amount of $80,000 pro-rated from May 2021. In addition, for Mr. Fleming includes the Chairman of the Board fee earned for fiscal 2022 in the amount of $71,250 and for Messrs. McCarthy, Mitts and Ms. Roedel includes committee chair fees earned for fiscal 2022.

(2)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of common stock ($120,028 for each director). The grant date fair value for each share of restricted stock and RSUs is equal to the market price of our common stock on the date of grant. This figure includes $120,028 in shares of common stock that were granted with immediate vesting provisions.

(3)

As the Company’s director compensation program includes RSUs that vest over a three-year period, the following directors held the following number of unvested RSUs as of March 31, 2022: Mr. Aghili: 1,125 unvested RSUs; Ms. Beliveau-Dunn: 3,491 unvested RSUs; Messrs. Fleming, McCarthy, Mitts, Pinchuk, and Ms. Roedel: 1,125 unvested RSUs.

(4)	All other compensation column consists of cash received in lieu of fractional shares.
(5)	No additional fees are paid for attendance at Board or committee meetings. Our directors are reimbursed for reasonable expenses incurred in attending such meetings.

46	2022 PROXY STATEMENT

CORPORATE GOVERNANCE POLICY

(6)	Mr. Wilson received no separate compensation as a director of the Company.
(7)

Ms. Beliveau-Dunn elected to defer 100% of her fiscal 2022 equity award including 2,741 shares of common stock, valued at $120,028. Distribution of deferred stock will occur within 60 days upon separation from the Company, death, disability, or change in control. The deferred stock will be administered and issued in accordance with the Company’s LTIP.

2022 PROXY STATEMENT	47

OUR EXECUTIVE OFFICERS

Name	Age	Position

David J. Wilson	53	President and Chief Executive Officer

Jon Adams	44	Interim President Crane Solutions Group

Bert A. Brant	61	Sr. Vice President Global Manufacturing Operations

Appal Chintapalli	47	President Engineered Products Group

Alan S. Korman	61	Sr. Vice President Corp. Development, General Counsel and Secretary

Mario Y. Ramos Lara	49	Sr. Vice President Global Product Development

Mark Paradowski	52	Sr. Vice President Information Services

Gregory P. Rustowicz	62	Sr. Vice President Finance, Chief Financial Officer and Treasurer

Terry Schadeberg	58	President Dorner Mfg. Corp.

Adrienne Williams	46	Sr. Vice President and CHRO

Kurt F. Wozniak	58	President Industrial Products Group

All of our executive officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Mr. Wozniak retired on June 3, 2022. Recent business experience of our executive officers who are not also Directors follows:

Jon C. Adams joined the Company in January 2013 as Treasurer and Global FP&A Leader. In January 2019, he was named Global Finance Director Crane Solutions Group and in July 2021, he assumed the role of Interim Vice President Crane Solutions Group. From 2000 until 2013, Mr. Adams served in various financial leadership positions at Momentive Performance Materials, including Global Finance Leader and North America Commercial Finance Leader. Prior to that, he worked as a CPA for Ernst & Young.

Bert A. Brant joined the Company in February 2018 as V.P. Global Manufacturing Operations. Prior to that he was SVP, Global Operations for Colfax Fluid Handling, a division of Colfax Corporation. Prior to joining Colfax in 2014, he led operations in the U.S., Mexico and Canada for Apex Tool Group. He held other manufacturing and operational leadership roles at Pergo LLC, Rexnord Corporation and Denso Manufacturing, where he was trained by Toyota in Japan on the Toyota Production System.

Appal Chintapalli joined the Company in March 2018 as the VP of Engineered Products. Prior thereto, he was General Manager and Vice President of IT & Edge Infrastructure EMEA in Germany for Vertiv. Previously, he worked in a number of positions for Emerson including Vice President of Marketing for Emerson Network Power EMEA in London, UK, and in the U.S., Vice President of Enterprise Services for the Emerson Climate Division, and Corporate Marketing Manager. Appal holds an MBA from Harvard Business School, and a Bachelor and Master of Science in Chemical Engineering.

Alan S. Korman joined the Company in January 2011 as General Counsel and Assistant Secretary. In July 2011, he was elected V.P., General Counsel and Corporate Secretary. In 2015 he assumed the role of Corporate Development and in November 2017 the role of Chief Human Resources Officer. From 1994 until January 2011, he served in various senior executive positions of responsibility at Ivoclar Vivadent, Inc., including Vice President, General Counsel and Secretary, and President of Pentron Ceramics, Inc.

48	2022 PROXY STATEMENT

OUR EXECUTIVE OFFICERS

Mario Y. Ramos Lara joined the Company in June 2018 as Vice President, Global Product Development. Prior thereto, he spent 18 years in various roles at Schneider Electric, most recently Vice President, Strategic Marketing, Product Management and Partnerships for Schneider’s Final Distribution line of business. Other positions at Schneider included Vice President, Global Engineering, Director of Engineering for Low and Medium Voltage Equipment and Director, Global Technology Center in Monterrey, Mexico. Mario holds an MBA from Vanderbilt, and a Bachelor and Master of Science in Mechanical Engineering.

Mark Paradowski joined the Company in 1997 as a Technical Manager. In August 2013, he was named Vice President—Information Services. Prior to that, he served as Director—Global Information Systems after having served as Director Information Services. Before joining the company, Mr. Paradowski held various positions with Oracle Corporation and Electronic Data Systems (EDS).

Gregory P. Rustowicz joined the Company in August 2011 as Vice President—Finance and Chief Financial Officer. From 2007, he was Vice President Finance and Corporate Treasurer at Momentive Performance Materials Inc. Prior thereto, he spent 20 years in various financial management positions for PPG Industries, Inc., including Group CFO for the Glass, Fiber Glass and Chemicals Businesses, CFO for Transitions Optical, Inc., and Assistant Treasurer and Global Credit Director. Prior to PPG, he worked as a CPA for KPMG.

Terry Schadeberg joined the Company in 2021 through the acquisition of Dorner Mfg. Co., where he served as President and CEO. Mr. Schadeberg has over 20 years of experience in the industrial automation industry serving in various leadership roles of responsibility both in the public and private equity sectors.

Adrienne Williams joined the Company in June 2021 as Vice President and Chief Human Resources Officer following a 15-year career at Compass Group North America where she held roles of increasing scope and responsibility. Most recently, she was Vice President, Inclusion & Human Resources. Previous roles included Senior Director, HR and Director, HR. Prior thereto, she served as Director of HR at Liberty Commons.

Kurt F. Wozniak joined Columbus McKinnon in 1999. He was named V.P. Industrial Products Group in 2017. Prior thereto, he was Vice President—Americas on April 1, 2014. Since July 2012, he served as the Vice President—Latin America. Prior to that, he had been Managing Director—Latin America since July 2010. He has also served as Director, Corporate Development and Director, Materials Management. Previously, Mr. Wozniak was a management consultant with Ernst & Young LLP. Mr. Wozniak retired as of June 3, 2022.

2022 PROXY STATEMENT	49

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of May 12, 2022, regarding the beneficial ownership of our common stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our executive officers named in the Summary Compensation Table and (iv) by all of our executive officers and Directors as a group. The business address of each of the executive officers and Directors is 205 Crosspoint Parkway, Buffalo, New York 14068.

Directors, Officers and 5% Shareholders	Number Of Shares(1)	Percentage Of Class(14)

Richard H. Fleming(2)	65,532	*

David J. Wilson(3)	101,294	*

Nicholas T. Pinchuk(2)	52,806	*

Liam G. McCarthy(2)	49,379	*

Heath A. Mitts(2)	23,697	*

Kathryn V. Roedel(2)	10,850	*

Aziz S. Aghili(2)	10,850	*

Jeanne Beliveau-Dunn(4)	1,655	*

Michael Dastoor	2,741	*

Chad R. Abraham(5)	0	*

Gerald G. Colella(5)	0	*

Alan S. Korman(6)	43,267	*

Gregory P. Rustowicz(7)	86,597	*

Kurt F. Wozniak(8)	56,945	*

Bert A. Brant(9)	34,441	*

All Directors and Executive Officers as a Group (21 persons)(10)	631,756	2.18%

Columbus McKinnon Corporation Employee Stock Ownership Plan	181,982	*

Dimensional Fund Advisors LP (11)	1,468,009	5.06%

BlackRock, Inc.(12)	2,086,775	7.20%

FMR LLC(13)	1,446,037	4.99%
*	Less than 1%
(1)

Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Does not include 1,138 Restricted Stock Units held by each of Messrs. Fleming, Pinchuk, McCarthy, Mitts and Aghili, and Ms. Roedel.
(3)

Includes (i) 16,221 shares of common stock owned directly; (ii) 49,630 shares of restricted stock units which are subject to forfeiture, of which 31,878 shares of restricted stock units vest within 60 days; and (iii) 35,443 shares of common stock issuable under options granted to Mr. Wilson which are exercisable within 60 days. Excludes 50,182 shares of common stock issuable under options granted to Mr. Wilson which are not exercisable within 60 days.

(4)	Does not include 757 Restricted Stock Units and 2,752 Deferred Stock held by Ms. Beliveau-Dunn.
(5)	Messrs. Abraham and Colella were appointed Directors of the Company in November 2021.
(6)

Includes (i) 18,041 shares of common stock owned directly; (ii) 302 shares of common stock allocated to Mr. Korman’s ESOP account; (iii) 12,683 shares of restricted stock units which are subject to forfeiture, of which 4,602 shares of restricted stock units vest within 60 days; and (iv) 12,241 shares of common stock issuable under options granted to Mr., Korman

50	2022 PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

which are exercisable within 60 days. Excludes 14,090 shares of common stock issuable under options granted to Mr. Korman which are not exercisable within 60 days.
(7)

Includes (i) 51,088 shares of common stock owned directly; (ii) 242 shares of common stock allocated to Mr. Rustowicz’s ESOP account; (iii) 16,682 shares of restricted stock units which are subject to forfeiture, of which 6,305 shares of restricted stock units vest within 60 days; and (iv) 18,585 shares of common stock issuable under options granted to Mr. Rustowicz which are exercisable within 60 days. Excludes 20,974 shares of common stock issuable under options granted to Mr. Rustowicz which are not exercisable within 60 days.

(8)

Includes (i) 32,486 shares of common stock owned directly; (ii) 1,609 shares of common stock allocated to Mr. Wozniak’s ESOP account; (iii) 9,852 shares of restricted stock units which are subject to forfeiture, of which 4,850 shares of restricted stock units vest within 60 days; and (iv) 12,998 shares of common stock issuable under options granted to Mr. Wozniak which are exercisable within 60 days. Excludes 14,956 shares of common stock issuable under options granted to Mr. Wozniak which are not exercisable within 60 days.

(9)

Includes (i) 12,498 shares of common stock owned directly; (ii) 9,599 shares of restricted stock units which are subject to forfeiture, of which 4,864 shares of restricted stock units vest within 60 days; and (iii) 12,344 shares of common stock issuable under options granted to Mr. Brant which are exercisable within 60 days. Excludes 14,152 shares of common stock issuable under options granted to Mr. Brant which are not exercisable within 60 days.

(10)

Includes options to purchase an aggregate of 117,853 shares of common stock issuable to certain executive officers which are exercisable within 60 days. Excludes (i) the shares of common stock owned by the ESOP, except for an aggregate of 3,655 shares allocated to the respective ESOP accounts of our executive officers; and (ii) options to purchase an aggregate of 224,949 shares of common stock issued to certain executive officers which are not exercisable within 60 days.

(11)

Information with respect to Dimensional Fund Advisors LP is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2022. Based solely upon information in this Schedule 13G/A, Dimensional Fund Advisors LP has sole dispositive power with respect to all of such shares of common stock. The stated business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(12)

Information with respect to BlackRock, Inc. is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 1, 2022. Based solely upon information in this Schedule 13G/A, BlackRock, Inc. has sole dispositive power with respect to all of such shares of common stock. The stated business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(13)

Information with respect to FMR LLC is based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2022. Based solely upon information in this Schedule 13G, FMR LLC has sole dispositive power with respect to all of such shares of common stock. The stated business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(14)	Percentage was computed based upon 29,000,000 shares outstanding as of May 12, 2022.

2022 PROXY STATEMENT	51

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our executive officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, we are in compliance with all Section 16(a) filing requirements applicable to our executive officers, Directors and greater than 10% beneficial owners during the fiscal year ended March 31, 2022, except for the late filing of the Form 3 for Ms. Adrienne Williams.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews and makes recommendations where appropriate to the Board of Directors with respect to all related party transactions and relationships. Pursuant to Regulation S-K 404, Code of Conduct and Legal Ethics and Business Compliance Manual and the annual directors’ and officers’ questionnaires that require disclosure of transactions or relationships that may constitute conflicts of interest or require disclosures or affect an independence determination under applicable SEC rules.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

SHAREHOLDERS’ PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2021 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, by U.S. mail, postage prepaid, to our Corporate Secretary, Alan S. Korman, at Columbus McKinnon Corporation, 205 Crosspoint Parkway, Buffalo, New York 14068. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

In addition, under our By-laws, any shareholder who intends to nominate a candidate for election to the Board or to propose any business at our 2022 annual meeting (other than precatory (non-binding) proposals presented under Rule 14a-8) pursuant to the advance notice provisions of the By-Laws, must give notice to our Corporate Secretary not less 90 days nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting. In each case, the notice must include information specified in our By-Laws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock. In the event the

52	2022 PROXY STATEMENT

SHAREHOLDERS’ PROPOSALS

date of the 2022 Annual Meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by the Corporation. In no event shall any adjournment or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

In addition to the information required in a notice of a proposal, a notice to our Corporate Secretary with respect to nominations must contain certain information regarding each proposed nominee for director. Further information regarding proposals or nominations by shareholders can be found in Section 1.11 of the Company’s By-Laws. If our Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.11, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

CONTACTING THE BOARD OF DIRECTORS

Our Board of Directors has adopted a written policy regarding communications with our Board of Directors. A copy of this policy is posted on the Investor Relations section of the Company’s website at www.columbusmckinnon.com.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our orientation programs familiarize new directors with our Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. Throughout the year we also present educational materials including a membership to the National Association of Corporate Directors to the Board to assist our directors in maintaining skills and knowledge necessary or appropriate for the performance of their responsibilities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No interlocking relationship exists between any member of our Compensation and Succession Committee or any of our executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of our Compensation and Succession Committee was, during fiscal year 2022 or prior thereto, an officer or employee of our Company or any of our subsidiaries.

2022 PROXY STATEMENT	53

REPORT OF THE AUDIT COMMITTEE

Review of Our Audited Financial Statements

Our Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m) of the Securities Exchange Act of 1934 and Section 3 of the Sarbanes-Oxley Act of 2002 and under Rule 5605 of the NASDAQ Stock Market, Inc., listing standards as currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Messrs. Mitts, Dastoor and Abraham qualify as “Audit Committee financial experts.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by the Company’s independent registered public accounting firm. However, as a matter of course, we will not engage any outside accountants to perform any significant audit or non-audit services without the prior approval of the Audit Committee.

The Audit Committee has reviewed and discussed with our management our audited financial statements for the fiscal year ended March 31, 2022. The Audit Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP, pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed the independence of Ernst & Young LLP with that firm.

Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. for filing with the Securities and Exchange Commission.

Heath A. Mitts, Chair

Liam G. McCarthy

Aziz S. Aghili

Michael Dastoor

Chad R. Abraham

Kathryn V. Roedel

May 13, 2022

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COMPENSATION OF EXECUTIVE OFFICERS

Report on Executive Compensation

The Compensation and Succession Committee of the Board of Directors recommends the compensation for our President and Chief Executive Officer and Chief Financial Officer to the full Board of Directors for approval and approves the compensation for our other executive officers. This Committee is composed entirely of Directors who are neither executive officers nor employees (“associates”) of our Company. In addition, the Compensation and Succession Committee recommends grants under our 2016 Long Term Incentive Plan, as Amended in 2019, and oversees the administration of other compensation plans and programs.

The Compensation and Succession Committee has reviewed the Compensation Discussion and Analysis set forth below and has discussed it with management. In reliance on the reviews and discussions referred to above, the Compensation and Succession Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended March 31, 2022 for filing with the Securities and Exchange Commission.

Liam G. McCarthy, Chair

Jeanne Beliveau-Dunn

Gerald G. Colella

Michael Dastoor

Heath A. Mitts

Nicholas T. Pinchuk

Kathryn V. Roedel

May 13, 2022

2022 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

What We Do	What We Don’t Do

Pay for Performance Philosophy	No Excise Tax Gross Ups Upon Change-in-Control

Minimum Stock Ownership Policy for Named Executive Officers (“NEOs”)	No Excessive Executive Perquisites

Double Trigger Equity Acceleration Upon a Change-in-Control	No Tax Gross Ups on Perquisites or Benefits

Independent Consultant Retained by Compensation & Succession Committee	No Repricing of Underwater Stock Options Without Stockholder Approval

Regular Review of Share Utilization	No Inclusion of Long-term Incentive Awards in Severance or Retirement Benefit Calculations

Maintain a Clawback Policy	No Permitted Hedging, Short Sales or Derivative Transactions in Company Stock
Review Compensation Related Risks	No Guaranteed Salary Increases or Guaranteed Annual Incentive Bonuses for NEOs

Overview, Philosophy and Objectives

Columbus McKinnon is one of the world’s largest producers of hoists with a leading precision conveyor platform that, we believe, is poised for significant growth. We are the number one producer of hoists in the United States and the second largest producer globally. Our Dorner brand is a leading North American manufacturer of precision conveying systems. We are also a leader in automation technology for cranes and hoists. We achieved our leadership position in

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COMPENSATION DISCUSSION AND ANALYSIS

hoists, material handling digital power control systems and high precision conveyor systems through strategic acquisitions, our extensive, diverse, well-established distribution channels and best-in-class product innovation and quality.

Our leading reputation paired with our extensive product offering gives us a strategic advantage in the markets we serve. This allows us to provide highly relevant, professional-grade, intelligent motion solutions that solve our customers’ critical product and application challenges and requirements. It also drives us toward our vision of becoming the leader in safe and productive intelligent motion solutions.

With an extensive global network of distributors in approximately 50 countries and facilities located around the world, Columbus McKinnon is well positioned to meet the needs of its growing global customer base. And with nearly 150 years of product innovation and more than 3,000 employees providing expertise worldwide, we believe that we are a seasoned leader with an extensive history of helping customers safely, efficiently, ergonomically, and intelligently moving materials—all around the world.

The successful execution of our business strategy depends on our ability to attract, motivate, reward and retain executive talent with the skills to foster innovative product and service development and grow the business in developing markets with the greatest opportunity. Our executive compensation program is guided by the following objectives:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;

•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results;

•	The Company places the majority of pay “at risk” for senior executives, with the variable component of pay increasing with responsibility;

•	The Compensation and Succession Committee (the “Compensation Committee”) designed the fiscal 2022 executive compensation program so that performance-based pay elements (Annual Incentive Pay and Long-Term Incentive Awards) comprised a significant portion of total compensation in support of the Compensation Committee’s objective to align the NEO’s interests with those of our shareholders; and

•	Each year, our Compensation Committee works closely with the Company’s leadership team to refine our executive compensation program to clearly articulate its objectives to our executives and to emphasize our focus on performance-based compensation so that executives are rewarded for results that create long-term shareholder value.

Overview of Fiscal 2022 Performance-Based Compensation

For fiscal 2022, our priorities focused on increasing shareholder value by driving profitable growth. Accordingly, our Annual Incentive Plan for fiscal 2022 was designed to focus on increasing operating income and free cash flow for paying down debt.

Our NEOs received one-third of their fiscal 2022 long-term incentive compensation in the form of performance RSUs (“PSUs”), which are contingent upon achievement of return on invested capital (“ROIC”) goals based on final fiscal 2024 results.

The Compensation Committee’s Role

The Compensation Committee establishes performance objectives for the Chief Executive

Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by

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COMPENSATION DISCUSSION AND ANALYSIS

the Board. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent directors. The Compensation Committee also considers market data validated by our independent compensation consultant, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and targets and awards under our long-term incentive program. The Compensation Committee has regularly scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by our full Board upon recommendations made by the Compensation Committee, which is comprised entirely of independent directors.

Except for the CEO and Chief Financial Officer (“CFO”), the Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long-term incentive program targets and awards and similar arrangements for the other NEOs in the summary compensation table below after receiving recommendations from our CEO with input from the Chief Human Resource Officer (“CHRO”) and our independent compensation consultant. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, as well as all other executive officers, except for the CEO and CFO. All aspects of the CEO’s and CFO’s compensation are approved by our full Board.

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants to determine the scope of the consultants’ services and to terminate such consultants’ engagement. In fiscal 2022, the Compensation Committee continued its engagement of Exequity LLP (“Exequity”), an independent compensation consulting firm, to advise the Compensation Committee on certain matters related to executive compensation including:

•	Our compensation program should be comprehensive, consisting of base salary, annual incentives, long-term incentives and benefits, designed to support our objective of providing superior value to shareholders and customers;
•	Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and

•	Our business success depends on our ability to attract and retain executive talent by providing competitive compensation opportunities.

In fiscal 2022, Exequity reviewed market data based upon the Company’s target labor market for executive talent, presented market trends, proposed compensation and consulted on compliance issues. Additionally, Exequity attended in person or by telephone all Compensation Committee meetings.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes: (1) the CHRO develops and oversees the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings; (2) the CEO and CHRO attend all

Compensation Committee meetings, except the executive sessions of the meetings; (3) the CEO and CHRO annually present and make recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if

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COMPENSATION DISCUSSION AND ANALYSIS

warranted; (4) the CEO recommends to the Compensation Committee base salary, target annual incentive and target long-term incentive adjustments for all executives, excluding the CEO; (5) the CHRO receives executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Compensation Committee’s executive sessions; and (6) the CHRO regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for NEOs

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element	Description	Key Objective

Base Salary	Provide a fixed level of current cash compensation consistent with the executive’s primary duties and responsibilities	Designed to be market competitive and enable us to attract and retain talented executives

Short-Term Incentives— Annual Incentive	Provide “at risk” compensation directly tied to attainment of annual key business objectives	Designed to motivate and reward achievement of financial, operational and strategic goals

Long-Term Incentives— Stock Options	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to be market competitive, motivate and reward achievement of stock price growth and align executive’s interests with those of the shareholder

Long-Term Incentives— Restricted Stock Units (Time-based)	Align executives with shareholders and offer retention with gradual vesting schedule. Provide motivation for long-term goals and overall growth	Designed to retain executives and align their interests with those of our shareholders

Long-Term Incentives— Restricted Stock Units (Performance-based)	Provide variable compensation based on performance achieved against pre-established goals	Designed to retain executives and align their interests with those of our shareholders

Retirement Benefits	Provide comprehensive retirement savings vehicles through qualified and non-qualified plans. Supports retention with gradual vesting schedule	Market-based retirement programs targeted to attract and retain talented executives while encouraging retirement savings
Severance	Provide severance protection equal to one week of salary for every year of service	Designed to be competitive in the market and allow for the attraction of talented candidates

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policies and Practices

In administering the compensation program, the Compensation Committee relies on market information provided periodically by its independent compensation consultant. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete. Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that we consider to be primary competitors for talent and capital. The peers consist of industrial companies of comparable size to us (generally one-half to twice our size in terms of revenue), which typically have significant associate populations in manufacturing, product engineering and sales. The compensation peer group for fiscal 2022 consisted of the following 21 companies:

Fiscal 2022 Peer Group

Alamo Group Inc.	Albany International Corp.	Altra Industrial Motion Corp.

Astec Industries Inc.	Barnes Group Inc.	Chart Industries, Inc.

CIRCOR International, Inc.	Commercial Vehicle Group, Inc.	Enerpac Tool Group Corp.

EnPro Industries, Inc.	ESCO Technologies Inc.	Federal Signal Corporation

Franklin Electric Co, Inc.	Graco, Inc.	Kadant Inc.

L.B. Foster Company	The Manitowoc Company, Inc.	NN, Inc.

RBC Bearings Incorporated	Standex International Corporation	Tennant Company

The compensation consultant reviewed the market data for the peer group with members of management and the CEO to obtain their views on the relative value of each position and differences in responsibilities between our jobs and those in the comparator groups. In addition, we also consider data from compensation surveys published by leading compensation consultants and advisory firms including Mercer and Willis Towers Watson. The survey analysis targets companies of comparable size in the manufacturing sector, supplemented with general industry data as needed. The analysis of both the peer group and published surveys includes review of target and actual base salary, annual bonus, long-term compensation and total compensation.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long-term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our shareholders and our own subjective assessment of individual executives’ performance, growth and future potential. We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique

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COMPENSATION DISCUSSION AND ANALYSIS

business objectives and circumstances, which may differ from peer company practices and circumstances. We believe the current target pay mix achieves several important objectives: it supports a strong pay-for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance.

The following table shows the dollar values and pay mix percentages of our fiscal 2022 target direct pay opportunities for our NEOs:

	Base Salary ($)	Annual Incentive Target Opportunity ($)	Total Cash Compensation Opportunity ($)	Long-Term Incentive Target Opportunity ($)	Total Target Pay Opportunity ($)

David J. Wilson	787,500	787,500	1,575,000	2,362,500	3,937,500

President and Chief Executive Officer	20%	20%	40%	60%	100%

Gregory P. Rustowicz	450,000	315,000	765,000	630,000	1,395,000

Sr. Vice President Finance, Chief Financial Officer and Treasurer	32%	23%	55%	45%	100%

Kurt F. Wozniak	375,000	225,000	600,000	450,000	1,050,000

President Industrial Products Group	36%	21%	57%	43%	100%

Alan S. Korman	375,000	206,250	581,250	450,000	1,031,250

Sr. Vice President Corp. Development, General Counsel and Secretary	36%	20%	56%	44%	100%

Bert A. Brant	375,000	206,250	581,250	450,000	1,031,250

Sr. Vice President Global Manufacturing Operations	36%	20%	56%	44%	100%

Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past incentive awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual

Incentive Plan and PSU grant, initial awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee or the Board. Our Compensation Committee is comprised entirely of independent directors, and our CEO does not participate in discussions related to his compensation when presented to the Board.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of executive compensation, the Compensation

Committee has been mindful of the potential for risk taking by management to achieve certain

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COMPENSATION DISCUSSION AND ANALYSIS

target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short-term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate unnecessary or excessive risk taking.

Additionally, the Company has adopted policies and programs, which encourage management not to take excessive risks including:

•	a minimum Earnings Before Interest and Taxes (“EBIT”) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan;

•	stock ownership guidelines for all officers; and

•	a comprehensive clawback Policy.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclic nature of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends adjustments to the CEO’s and CFO’s salaries to the Board and approves adjustments for other NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives and the general economic environment impacting the Company. History of salary increases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in shareholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, or recommend to the Board for the CEO and CFO, future adjustments in base salaries of our executive officers.

Executive Officer	Fiscal 2021 Base Salary Adjustments ($)	Fiscal 2022 Base Salary ($)	Percentage Change

David J. Wilson President and Chief Executive Officer	37,500	787,500	5%

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	34,597	450,000	8%

Kurt F. Wozniak President Industrial Products Group	19,897	375,000	5%

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	17,042	375,000	5%

Bert A. Brant Sr. Vice President Global Manufacturing Operations	14,500	375,000	4%

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward and retain highly qualified executives on a competitive basis and provide financial incentives that promote Company success.

At the beginning of each fiscal year, our Compensation Committee recommends, and our Board approves, the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate.

Drivers and targeted performance levels are based on the Board’s assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort.

The Board reviews audited year-end results to determine whether targeted performance levels have been met.

The Board retains discretion to cap, reduce, or eliminate payments under the Annual Incentive Plan. The Board also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The aggregate payout to any NEO may not exceed 200% of target.

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)

Maximum Performance Level (or higher)	200%

Target Performance Level	100%

Threshold Performance Level	50%

Below Threshold Performance Level	0%

Fiscal 2022 Annual Incentive Plan Design

The Annual Incentive Plan (“AIP”) for fiscal 2022 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for longer-term profitable growth. For fiscal 2022, forty percent (40%) of our NEOs’ target was based on EBIT at the consolidated level, forty percent (40%) was based on consolidated Free Cash Flow (which we define as cash flow from operations less capital expenditures) and twenty percent (20%) was Strategic Goals. Drivers and associated weightings for fiscal 2022, which were established by the Board for each executive officer, are shown below. Lastly, no AIP will be earned unless Consolidated EBIT is positive.

Financial Measures and Weights—80% of Plan and Strategic Goals—20% of Plan

Fiscal 2022 Drivers (April 1, 2021 to March 31, 2022	David J. Wilson	Gregory P. Rustowicz	Kurt F. Wozniak	Alan S. Korman	Bert A. Brant

Consolidated EBIT	40%	40%	40%	40%	40%

Consolidated Free Cash Flow	40%	40%	40%	40%	40%

Strategic Goals (Key Business Objectives)	20%	20%	20%	20%	20%

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COMPENSATION DISCUSSION AND ANALYSIS

Results

The fiscal year 2022 financial targets, performance achieved as a percent of target, and the fiscal year 2022 payout percentages under each Driver are shown below:

	Fiscal 2022 Annual Incentive Plan— EBIT and Free Cash Flow (Dollars in Millions)

Fiscal 2022 Drivers (April 1, 2021—March 31, 2022)	Threshold ($)	Target ($)	Maximum ($)	Result ($)	Fiscal 2022 Performance % of Target
Consolidated EBIT(1)	76.5	90.0	103.5	95.6	141%
Consolidated Free Cash Flow(1)	36.0	40.0	44.0	38.6	83%
Strategic Goals (Key Business Objectives)(2)	0% to 200%				100%
(1)	Fiscal 2022, EBIT and Free Cash Flow were adjusted to eliminate the impact of divestitures, foreign exchange and certain other one-time items.
(2)	Strategic Goals percentage payout could range from 0% to 200%. Average NEOs Strategic payout was 100%.

Annual incentive targets, strategic and overall achievement percentages, as well as, the overall incentive payment as a percentage of base salary awarded for fiscal 2022 are shown below:

Executive Officer	Annual Incentive Plan Target for Fiscal 2022 (% of Base Salary)(1)	Overall Annual Incentive Plan Rating (% of Adjusted Target Award)(2)	Actual Payout Based on Performance Achieved (% of Base Salary)

David J. Wilson President and Chief Executive Officer	100%	110%	110%

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	70%	110%	77%

Kurt F. Wozniak President Industrial Products Group	60%	110%	66%

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	55%	110%	60%

Bert A. Brant Sr. Vice President Global Manufacturing Operations	55%	110%	60%
(1)	Overall Annual Incentive Plan Ratings were rounded to the nearest whole decimal.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan

The objectives of our long-term incentive program are to:

•	link executive compensation and our long-term performance;

•	better align key associates with our business strategies and with our shareholders’ interests; and

•	provide opportunity for long-term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long-term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	a competitive analysis;

•	the impact of the NEOs’ roles within our Company; and

•	the cost and share usage associated with the proposed plan.

Executive Officer	Long-Term Incentive Target for Fiscal 2022 (% of Base Salary)

David J. Wilson President and Chief Executive Officer	300%

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	140%

Kurt F. Wozniak President Industrial Products Group	120%

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	120%

Bert A. Brant Sr. Vice President Global Manufacturing Operations	120%

In fiscal 2022, the target long-term incentive mix for our NEOs consists of non-qualified stock options (one-third of target value), restricted stock or RSUs (one-third of target value), and PSUs (one-third of target value). Dollar values are converted to share numbers based on an estimate of expected value at initial grant.

2022 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

The following tables summarize the equity granted as part of the NEOs’ annual compensation for fiscal 2022:

Executive Officer	Target Number of PSUs(1) (#)	Options Granted (#)	RSUs Granted (#)	Shares Granted (#)

David J. Wilson President and Chief Executive Officer	15,103	44,217	15,103	—

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	5,498	16,096	5,498	—

Kurt F. Wozniak President Industrial Products Group	3,925	11,489	3,925	—

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	3,828	11,205	3,828	—

Bert A. Brant Sr. Vice President Global Manufacturing Operations	3,834	11,225	3,834	—
(1)	Grant represents target value for fiscal 2022, granted on May 17, 2021.

Stock Options and RSUs

Stock options are included to align management and shareholder interest by encouraging decisions and actions that result in long-term stock appreciation and ownership interest for management. In order to support retention and align executives with our stock performance over a longer horizon, grants generally vest 33% per year commencing on the first anniversary of the grant date and remain exercisable for 10 years from the date of grant.

RSUs are designed to support executive retention and share ownership. In order to support retention and align executives with our stock performance over a longer horizon, RSUs vest 33% annually over the first through third anniversary from the grant date of awards.

PSUs

Grants of PSUs are made annually, with vesting dependent upon performance achieved against the relevant performance target. With respect to the PSUs that were granted to the NEOs in fiscal 2022, vesting of these PSUs will occur on the third anniversary of the date of grant based upon the Company’s ROIC performance in fiscal 2024 measured against the relevant ROIC performance targets for fiscal 2024.

For the PSUs granted in fiscal 2022, these PSUs are subject to vesting based on the performance and payout relationship as illustrated in the table below:

Driver Performance Level	Original Fiscal 2024 ROIC Targets	Percentage of Award(1)

Maximum ROIC For Fiscal 2024	14.5%	200.0%

Target ROIC for Fiscal 2024	11.5%	100.0%

Threshold ROIC for Fiscal 2024	7.0%	25.0%

Threshold not achieved		0.0%
(1)	Award will be interpolated based upon achievement between levels.

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COMPENSATION DISCUSSION AND ANALYSIS

The PSUs granted in fiscal 2022 are reflected in the Outstanding Equity Awards at Fiscal Year-End table contained in this prospectus. The long-term incentive strategy is designed to support our business strategy and the interests of our shareholders. Where possible, the program has been designed such that long-term incentives can qualify as performance-based compensation so that the expense associated with the program can be fully deductible for federal income tax purposes. PSUs are expected to qualify as performance-based compensation.

Stock Option Granting Practices

The exercise price for any stock option is equal to the fair market value on the date of grant, which is an average of the high and low price on the date of grant. The date of grant is the date of the Board meeting at which the award is approved.

Retirement and Deferred Compensation

Retirement benefits provided to eligible U.S.- based NEOs are the same as those provided to our other full-time, salaried U.S.-based associates. Retirement programs are designed to provide a competitive benefit to associates while allowing the Company to manage costs. The Columbus McKinnon Corporation Monthly Retirement Benefit Plan, a qualified defined benefit pension plan (the “CMCO Pension Plan”), provides an annual benefit beginning at age 65 equal to the product of (i) 1% of the participant’s final average earnings (which is generally equal to the higher of (a) the average 12-consecutive month earnings during the last consecutive 60 months prior to retirement or (b) the average 12-consecutive month earnings during any 60-consecutive month period within the last 120 months prior to retirement) plus 0.5% of that part, if any, of final average earnings in excess of social security covered compensation, multiplied by (ii) such participant’s years of credited service, limited to 35 years. Effective March 31, 2012, the CMCO Pension Plan was frozen to new entrants and to participants with less than 65 combined age and service points. Participants who had attained 65 combined age and service points at March 31, 2012, continued to accrue benefits. Subsequent to this, the CMCO Pension Plan was frozen to all participants as of December 31, 2017.

On January 1, 2018, we changed our 401(k) to a Safe Harbor 401(k) retirement savings plan covering non-union U.S.-based associates.

Associates may now contribute 100% of eligible annual cash compensation, subject to limits set by the Internal Revenue Code. The match is now standard for all associates, with 100% of the first 4% matched and all associates receiving a core contribution of 2% of eligible wages.

We maintain an Employee Stock Ownership Plan (the “ESOP”) for the benefit of our U.S.-based, non-union associates including our U.S.-based NEOs. The ESOP is considered a retirement benefit by the Company, in conjunction with its defined benefit pension and 401(k) retirement savings plans. Effective January 1, 2012, the ESOP was closed to new participants. The final ESOP allocation was made on March 31, 2015. All participants are 100% vested and no future contributions will be made to the ESOP.

We maintain a non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. The NQDC Plan offers a Company match and core contributions consistent with the benefits each individual is eligible for in our qualified 401(k) plan for excess contributions above the statutory limit. Employees may defer up to 75% of their base salary and up to 100% of annual short-term incentive cash compensation. Directors are permitted to defer up to 100% of their annual cash retainer amount. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements.

2022 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements

With the exception of Mr. Wilson, the Company had no employment agreements with its NEOs, but does provide the NEOs with eligibility for severance benefits under our general severance policy upon delivery of an acceptable release of legal claims.

Change-In-Control Agreements

We have entered into change-in-control agreements with our NEOs and certain other of our officers and associates. The intent of these agreements is to provide executive officers with financial security in the event of a change-in-control to facilitate a transaction which may benefit shareholders but result in job loss to executives. The change-in-control agreements provide for an initial term of one-year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one-year term.

Generally, each of the NEOs is entitled to receive, upon termination of employment within six months preceding or 24 months after a change-in-control of our Company (unless such termination is because of death, disability or for cause), or a NEO terminates his or her employment for good reason within six months preceding or 24 months after a change-in-control of our Company, (i) a lump sum severance payment up to three times the sum of (a) his or her annual salary and (b) the greater of (1) the annual target incentive under the Annual Incentive Plan in effect on the date of termination and (2) the annual target incentive under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years,(iv) unless otherwise provided in an equity award agreement, all options, restricted shares or RSUs and performance shares or PSUs become fully vested and (v) certain other specified payments. The events that trigger a change-in-control under these agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of our Board, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation. For purposes of the change-in control agreements, good reason is defined to include (i) a material diminution in position, duties, responsibilities or status as in effect preceding the change in control, (ii) material reduction in annual base salary as in effect on the date of the change in control, (iii) required relocation, (iv) failure by the Company to pay any then-current compensation within specified periods and (v) certain failures by the Company to comply with employment termination procedures.

Tax and Accounting Considerations

We generally do not consider accounting and tax issues in setting compensation levels or in establishing the particular elements of compensation. As discussed below, however, when the Compensation Committee grants awards under our long-term incentive program, the Compensation Committee does consider the accounting for various stock-based incentives under FASB ASC Topic 718 and the tax treatment of such incentive awards under

Section 162(m) of the Internal Revenue Code. However, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) became law, significantly amending Section 162(m). The Tax Act eliminated the performance-based compensation exception with respect to tax years beginning January 1, 2018, but included a transition rule with respect to compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and not materially

68	2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

modified after that date. Accordingly, commencing in 2018, the Company’s tax deduction with regard to compensation of covered employees generally will be limited to $1 million per taxable year for each officer. We will generally seek to preserve the deductibility of performance- based compensation by meeting the requirements of Section 162(m), as amended by the Tax Act, in accordance with the transition rule applicable to binding contract in effect on

November 2, 2017, to the extent practicable and in the best interests of the Company and its shareholders. Additionally, Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. The Company’s non-qualified deferred compensation arrangements are intended to comply with Section 409A.

Clawback Policy

In October 2009, the Compensation Committee adopted a Clawback Policy applicable to our executive officers and certain other associates. Under the policy, in the event of (i) a material restatement of our consolidated financial statements, other than any restatement required pursuant to a change in applicable accounting rules or (ii) a violation of a confidentiality, non-solicitation, non-competition, or similar restrictive covenant or (iii) a covered person engages in willful fraud that causes harm to our Company, (collectively (i), (ii) and (iii) is referred to as “Detrimental Conduct”), which Detrimental Conduct occurs either during employment with our Company or after such employment terminates for any reason, our Board or the Compensation Committee may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, in addition to all other remedies available, require reimbursement or payment by the covered person of any amount (whether in cash or property) paid, payable or realized (including, but not limited to option exercises) under any plan or program providing for incentive compensation, equity compensation or performance-based compensation (“Covered Plans”) received by any covered person on or after October 19, 2009 that would not have been received had the consolidated financial statements that are the subject of such restatement been correctly stated (except that the Board or Compensation Committee shall have the right to require reimbursement of the entire amount of any such amount referenced above from any covered person whose fraud or other intentional misconduct, in the Board’s or Compensation Committee’s judgment, alone or with others caused such restatement); and any amount (whether in cash or property) paid, payable or realized (including, but not limited to, option exercises) by a covered person under a Covered Plan if the Board or Compensation Committee determines that covered person engaged in detrimental conduct even in the absence of a subsequent restatement of our financial statements. The Board or the Compensation Committee has sole and absolute discretion not to take action upon discovery of Detrimental Conduct, and its determination not to take action in any particular instance shall not in any way limit its authority to terminate participation of a covered person in a plan.

2022 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2022, 2021 and 2020, for the President and CEO, CFO and each of the Company’s three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

David J. Wilson, President and Chief Executive Officer	2022	787,500	—	1,574,941	787,505	863,730	1,896	60,357	4,075,929
	2021	625,000	375,000	2,943,078	600,002	685,650	—	343,880	5,572,610
	2020	—	—	—	—	—	—	—	—

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	2022	450,000	—	573,331	286,670	345,492	6,886	31,376	1,693,755
	2021	415,403	150,000	493,481	166,163	246,845	5,111	34,651	1,511,654
	2020	415,403	—	482,356	166,164	375,641	4,525	16,995	1,461,084

Kurt F. Wozniak President Industrial Products Group	2022	375,000		409,299	204,619	246,780	(25,291)	26,289	1,236,696
	2021	355,103	105,000	236,772	118,365	136,011	12,043	28,757	992,051
	2020	355,103	—	391,736	118,365	240,461	55,624	17,073	1,178,362

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	2022	375,000	—	399,184	199,561	226,215	4,156	11,008	1,215,124
	2021	357,958	100,000	375,929	107,390	179,985	4,574	6,511	1,132,347
	2020	357,958	—	364,816	107,384	273,895	3,682	8,642	1,116,377

Bert A. Brant Sr. Vice President Global Manufacturing Operations	2022	375,000	—	399,810	199,917	226,215	40,140	18,131	1,259,213
	2021		—						—
	2020		—						—
(1)

For Mr. Wilson, the amount presented in the bonus column represents a one-time sign-on cash bonus received in the amount of $375,000. For Messrs. Rustowicz, Wozniak and Korman, the amounts presented in the bonus column represent special retention-related bonuses received in January 2021.

(2)

The amounts shown in this column reflect the aggregate grant date fair value for RSUs and PSUs granted in the year indicated under the Columbus McKinnon 2016 Long Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each RSU and PSU is equal to the market price of our common stock on the date of grant. PSUs are recognized as compensation expense based upon their grant date fair value and to the extent it is probable that the performance conditions will be met. The assumptions used in valuing the performance shares granted in fiscal 2020, 2021 and 2022 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31,2022 filed with the Securities and Exchange Commission on May 25, 2022.

(3)

The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under the Columbus McKinnon 2016 Long -Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants for fiscal 2020, 2021 and 2022 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2022 filed with the Securities and Exchange Commission on May 25, 2022. For fiscal 2022, the weighted-average assumptions used in calculating the grant date fair value of the stock options granted in fiscal 2022 reported in the option awards column are the following: (i) risk-free interest rate of 0.24%, (ii) expected life of 5.5 years, (iii) volatility factor of 0.380 and (iv) dividend yield of 0.94%. The weighted average grant date fair value of option awards granted on May 17, 2021 to Messrs. Rustowicz, Wozniak, Korman and Brant is $17.81 per share based on the Black Scholes valuation approach. The weighted average grant date fair value of option awards granted to Mr. Wilson on June 1, 2020, is $9.66 per share based on the Black Scholes valuation approach.

(4)	Represents amounts earned under the Annual Incentive Plan.
(5)

Represents the aggregate change in actuarial value under the CMCO Pension Plan from April 1, 2021 to March 31, 2022, for Messrs. Wozniak and Korman. Messrs. Wilson, Rustowicz and Brant are not covered by a Company-sponsored pension plan. In accordance with SEC rules, to the extent the aggregate change in present value of a defined benefit plan for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the total column has not been adjusted to reflect the negative amount. In addition, the Company sponsors the NQDC Plan under which eligible participants may elect to defer a portion of their cash compensation. Participation is detailed in the Non-Qualified Deferred Contribution Plan table below.

(6)

For Messrs. Rustowicz, Wozniak, Korman and Brant, the amount presented in all other compensation column for fiscal 2022 includes $31,376, $26,289, $11,008 and $18,131, respectively, that the Company has contributed on behalf of such individual under the NQDC Plan. For additional information, see “—Non-qualified deferred compensation” below. For Messrs. Wilson, Rustowicz, Wozniak, Korman and Brant, the remaining amounts for fiscal 2022 consist of matching contributions under the Columbus McKinnon Thrift 401(k) plan.

70	2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in fiscal 2022 to the NEOs in the summary compensation table, including awards under the Annual Incentive Plan, and equity awards of stock options, PSUs and RSUs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Option Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David J. Wilson President and Chief Executive Officer		393,750	787,500	1,575,000
	5/17/2021				7,552	15,103	30,206						787,470
	5/17/2021							15,103	(6)				787,470
	5/17/2021									44,217	(7)	54.26	787,505

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer		157,500	315,000	630,000
	5/17/2021				2,749	5,498	10,996						286,666
	5/17/2021							5,498	(6)				286,666
	5/17/2021									16,096	(7)	54.26	286,670

Kurt F. Wozniak President Industrial Products Group		112,500	225,000	450,000
	5/17/2021				1,963	3,925	7,850						204,650
	5/17/2021							3,925	(6)				204,650
	5/17/2021									11,489	(7)	54.26	204,619

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary		103,125	206,250	412,500
	5/17/2021				1,914	3,828	7,656						199,592
	5/17/2021							3,828	(6)				199,592
	5/17/2021									11,205	(7)	54.26	199,561

Bert A. Brant Sr. Vice President Global Manufacturing Operations		103,125	206,250	412,500
	5/17/2021				1,917	3,834	7,668						199,905
	5/17/2021							3,834	(6)				199,905
	5/17/2021									11,225	(7)	54.26	199,917
(1)	The grant date is the date on which the equity awards were approved by our Board.
(2)

Represents the potential payout range under the Annual Incentive Plan for fiscal 2022 discussed above. The final fiscal 2022 payout can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(3)

Represents the potential payout range related to PSUs awarded to NEOs on the grant date, subject to achievement of ROIC performance targets for fiscal 2024, where 7.0% results in threshold achievement, 11.5% results in target achievement and 14.5% or greater results in maximum achievement. Each PSU will be settled in a share of our common stock.

(4)	Represents per-share exercise price of the options and is equal to the average of the high and low price on the grant date.
(5)

Amounts in this column reflect the aggregate grant date fair value of the equity awards. The grand date fair value for each PSU and RSU is equal to the average of the high and low market price of our common stock on the date of grant. A Black-Scholes valuation approach has been utilized for valuing the options. For additional information on the assumptions used in valuing these awards, see footnotes 1 and 2 to the summary compensation table set forth above.

(6)

Represents RSUs granted under the fiscal 2022 long-term incentive program, which vest at a rate of 33% per year beginning one year from the date of grant, except that RSUs may vest earlier in the event of death, disability, retirement, or change-in-control.

(7)

Represents the number of shares of our common stock underlying options awarded to the NEOs on the grant date. The options vest at a rate of 33% per year beginning one year from the date of grant, except that options may vest earlier in the event of death, disability, retirement or change-in-control. They expire 10 years from the date of grant, or earlier in the event of death, disability or retirement. The weighted average grant date fair value of option awards granted on May 17, 2021, is $17.81 per share based on the Black Scholes valuation.

2022 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to (i) unexercised stock options and (ii) PSUs and RSUs that have not vested and are outstanding as of March 31, 2022.

	Option Awards							RSU Awards			PSU Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Option Awards Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

David J. Wilson President and Chief Executive Officer					N/A
	20,704	(15)	41,408	(15)		30.29	5/18/2030	15,146	(11)	642,190	50,719	(16)	2,150,486
								19,000	(8)	805,600	15,103	(19)	640,367
			44,217	(18)		54.26	5/17/2031	15,103	(20)	640,367

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer					N/A
	11,716	(1)				24.94	5/18/2025	1,107	(7)	46,937	4,411	(5)	187,026
	28,333	(2)				15.16	5/23/2026	2,205	(4)	93,492	6,573	(12)	278,695
	19,500	(3)				24.33	5/22/2027	4,382	(10)	185,797	5,498	(19)	233,115
	8,922	(6)	2,975	(6)		38.70	5/22/2028	3,333	(17)	141,319
	6,711	(13	6,711	(13)		35.16	5/20/2029	5,498	(20)	233,115
	6,889	(9)	13,778	(9)		25.52	5/18/2030
			16,096	(18)		54.26	5/17/2031

Kurt F. Wozniak President Industrial Products Group					N/A
	5,611	(6)	1,871	(6)		38.70	5/22/28	697	(7)	29,553	3,142	(5)	133,221
	4,781	(13)	4,780	(13)		35.16	5/20/29	442	(4)	18,741	4,683	(12)	198,559
	4,908	(9)	9,814	(9)		25.52	5/18/30	1,571	(14)	66,610	3,925	(19)	166,420
			11,489	(18)		54.26	5/17/31	3,122	(10)	132,373
								3,925	(20)	166,420

Alan S. Korman Sr. Vice President Corp. Development, General Counsel & Secretary					N/A
	16,140	(2)				15.16	5/23/2026	702	(7)	29,765	2,851	(5)	120,882
	12,138	(3)				24.33	5/22/2027	442	(4)	18,741	4,248	(12)	180,115
	5,656	(6)	1,886	(6)		38.70	5/22/2028	1,425	(14)	60,420	3,828	(19)	162,307
	4,337	(13)	4,337	(13)		35.16	5/20/2029	2,832	(10)	120,077
	4,453	(9)	8,904	(9)		25.52	5/18/2030	3,333	(17)	141,319
			11,205	(18)		54.26	5/17/2031	3,828	(20)	162,307

Bert A. Brant Sr. Vice President Global Manufacturing Operations					N/A
	5,807		1,936	(6)		38.70	5/22/2028	721	(7)	30,570	2,871	(5)	121,730
	4,368		4,368	(13)		35.16	5/20/2029	663	(4)	28,111	4,278	(12)	181,387
	4,484		8,967	(11)		25.52	5/18/2030	1,435	(14)	60,844	3,834	(19)	162,562
			11,225	(18)		54.26	5/17/2031	2,852	(10)	120,925
								3,834	(20)	162,562
(1)	These options were granted May 18, 2015 and vest 25% per year beginning May 18, 2016.
(2)	These options were granted May 23, 2016 and vest 25% per year beginning May 23, 2017.
(3)	These options were granted May 22, 2017 and vest 25% per year beginning May 22, 2018.
(4)	These RSUs were granted May 20, 2019 and vest 33% per year beginning May 20, 2020.
(5)

These PSUs were granted May 20, 2019 and vest 100% on the third anniversary of the grant, May 20, 2022. The actual award earned will be adjusted effective March 31, 2021 based upon our EBITDA margin for the fiscal year ended March 31, 2021. These PSUs will be forfeited as the performance criteria was not met.

72	2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(6)	These options were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.
(7)	These RSUs were granted May 22, 2018 and vest 25% per year beginning May 22, 2019.
(8)	These RSUs were granted June 1, 2020 and vest 50% on the second anniversary of the grant date.
(9)	These options were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.
(10)	These RSUs were granted May 18, 2020 and vest 33% per year beginning May 18, 2021.
(11)	These RSUs were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.
(12)	These PSUs were granted on May 18, 2020 and vest 100% on the third anniversary of the grant, May 18, 2023, based on ROIC for the full year ended March 31, 2023.
(13)	These options were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(14)	These RSUs were granted May 20, 2019 and vest 25% per year beginning May 20, 2020.
(15)	These options were granted June 1, 2020 and vest 33% per year beginning May 18, 2021.
(16)	These PSUs were granted on June 1, 2020 and vest 100% on May 18, 2023, based on ROIC for the full year ended March 31, 2023.
(17)	These RSUs were granted July 20, 2020 and vest 33% per year beginning July 20, 2021.
(18)	These options were granted May 17, 2021 and vest 33% per year beginning May 17, 2022.
(19)	These PSUs were granted on May 17, 2021 and vest 100% on May 17, 2024, based on the ROIC for the full year ended March 31, 2024.
(20)	These RSUs were granted on May 17, 2021 and vest 33% per year beginning May 17, 2022.

Options Exercised and Stock Vested

The following table sets forth information with respect to the NEOs named in the summary compensation table relating to the exercise of stock options, and the vesting of PSUs and RSUs, in fiscal 2022:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

David J. Wilson President and Chief Executive Officer	—	—	7,615	406,184

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	9,330	240,720	18,169	922,672

Kurt F. Wozniak, President Industrial Products Group	16,390	494,772	11,345	583,057

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	5,609	148,639	12,729	642,662

Bert A. Brant Sr. Vice President Global Manufacturing Operations	—	—	10,482	538,184
(1)

Represents the difference between the option exercise price and the average of the high and low market prices of our common stock on the date of exercise as quoted on NASDAQ multiplied by the number of shares acquired.

(2)	Represents the average of the high and low market price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits

The CMCO Pension Plan is a non-contributory, qualified defined benefit plan, which provides certain NEOs with retirement benefits. As defined in the CMCO Pension Plan, a participant’s annual pension benefit at age 65 is equal to the product of (i) 1% of the participant’s final average earnings, as calculated by the terms of the CMCO Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant’s “social security covered compensation,” as such term is defined in the CMCO Pension Plan, multiplied by (ii) such participant’s years of credited service, limited to 35 years. CMCO Pension Plan benefits are not subject to reduction for social security benefits.

2022 PROXY STATEMENT	73

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth with respect to each of our plans that provide retirement benefits to our NEOs, (i) the years of credited service of each of the executives named in the summary compensation table, (ii) the present value of his or her accumulated benefit, and (iii) payments received by him or her during fiscal 2022:

Name	Plan Name	Number of Years of Credited Service(1)		Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

David J. Wilson President and Chief Executive Officer	N/A(3)	—		—	—

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	N/A(3)	—		—	—

Kurt F. Wozniak, President Industrial Products Group	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	11.58	(4)	322,887	—

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	Columbus McKinnon Corporation Monthly Retirement Benefit Plan	0.17	(4)	8,962	—

Bert A. Brant Sr. Vice President Global Manufacturing Operations	N/A(3)	—		—	—
(1)

Years of credited service determined as of March 31, 2022. For more information about our retirement program see “—Director Compensation—Elements of Our Compensation Program for NEOs” in this prospectus.

(2)

The present value of accumulated benefit under the CMCO Pension Plan is calculated as of March 31, 2022 using (i) a discount rate of 3.86% for the CMCO Pension Plan, (ii) the Pri-2012 mortality tables and generational projection using Scale MP-2021.

(3)	Messrs. Wilson, Rustowicz, and Brant were not covered by a Company sponsored pension plan.
(4)	Mr. Wozniak and Mr. Korman have an accrued benefit under the CMCO Pension Plan that was frozen at March 31, 2012.

74	2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Non-Qualified Deferred Compensation

The Company maintains the NQDC Plan under which eligible participants (including our directors and U.S.-based NEOs) may elect to defer a portion of their cash compensation. Payment of balances will occur in accordance with Internal Revenue Code Section 409A requirements. For more information about our retirement program, see “—Director Compensation—Elements of Our Compensation Program for NEOs” in this prospectus.

Name	Executive Contributions in fiscal 2022	Company Contributions in fiscal 2022(1)	Aggregate earnings in fiscal 2022	Aggregate withdraws / distributions	Aggregate balance at 3/31/2022

David J. Wilson President and Chief Executive Officer	19,150	38,976	10	—	56,242

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	20,489	17,580	10,049	(35,813)	156,055

Kurt F. Wozniak President Industrial Products Group	12,889	11,175	(825)	(20,245)	47,683

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	—	3,477	9,255	—	46,150

Bert A. Brant Sr. Vice President Global Manufacturing Operations	—	3,097	72,783	—	840,970
(1)

This column represents the Company’s matching contributions made under the NQDC Plan in fiscal 2022. These amounts are reflected in all other compensation column of the summary compensation table set forth above.

Under the NQDC Plan, eligible participants, including our directors and U.S.-based NEOs, may elect to defer cash compensation. Eligible employees may elect to defer up to 100% of any annual bonus and either (i) up to 75% of their base salary and any commission, or (ii) up to 75% of their base salary and any commission that is in excess of the compensation limit in effect under Section 401(a)(17) of the Internal Revenue Code (“Section 401(a)(17)”) for the relevant plan year ($305,000 for 2022). Directors may elect to defer up to 100% of their annual retainer. The Company makes (i) a matching contribution equal to 100% of the first 4% of eligible compensation deferred by a participant (other than a non-employee director) that is in excess of the Section 401(a)(17) compensation limit, and (ii) a nonelective contribution equal to 2% of the participant’s eligible compensation that is in excess of the Section 401(a)(17) compensation limit. Participants’ NQDC Plan accounts are adjusted for gains and losses based on investment directions provided by participants. Participants may elect to receive payment of their NQDC Plan benefit upon a specified date, separation from service, disability or death, and in the form of a lump sum or monthly installments over 1-10 years, except that, upon a change in control, a participant’s vested benefit will automatically be paid in a lump sum. Participants may also withdraw amounts due to an unforeseeable emergency in accordance with Section 409A of the Internal Revenue Code.

2022 PROXY STATEMENT	75

COMPENSATION DISCUSSION AND ANALYSIS

Other Potential Post-Employment Payments

It is our policy to provide severance benefits to each of our U.S.-based full-time salaried associates and hourly associates not covered by a collective bargaining agreement who involuntarily lose their positions without cause. Eligible associates who sign a release generally receive one week of base salary at the rate then in effect for each full year of continuous service (with any fractions being rounded up). The following table sets forth the gross amount each NEO would receive under various termination scenarios described above using the following assumptions:

•	Termination of employment on March 31, 2022

•	Exercise of all options and vesting of all RSUs based on the closing market price of $42.40 per share of our common stock on March 31, 2022

Name	Voluntary Termination ($)		Retirement ($)		Involuntary Termination ($)		Termination in Connection with Change in control ($)		Death ($)		Change in Control Only ($)

David J. Wilson President and Chief Executive Officer	427,198	(1)	3,880,536	(2)	6,284,237	(3)	7,750,136	(4)	4,380,536	(5)	—	(6)

Gregory P. Rustowicz Sr. Vice President Finance, Chief Financial Officer and Treasurer	2,246,339	(1)	3,584,658	(2)	2,341,531	(3)	6,058,934	(4)	4,034,658	(5)	—	(6)

Kurt F. Wozniak President Industrial Products Group	2,862,654	(1)	3,730,321	(2)	3,028,519	(3)	5,989,842	(4)	3,933,294	(5)	—	(6)

Alan S. Korman Sr. Vice President Corp. Development, General Counsel and Secretary	1,091,273	(1)	2,038,795	(2)	1,177,812	(3)	4,008,275	(4)	2,409,363	(5)	—	(6)

Bert A. Brant Sr. Vice President Global Manufacturing Operations	373,745	(1)	1,193,123	(2)	582,880	(3)	3,066,803	(4)	1,568,123	(5)	—	(6)
(1)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, and (v) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(2)

Includes (i) the value of vested stock options, (ii) accrued vacation through the date of termination, (iii) the vested portion of each such NEO’s 401(k) Plan account, (iv) any vested benefits under the CMCO Pension Plan, as applicable, (v) any vested benefits under our ESOP, (vi) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and performance shares or RSUs which become fully vested and (vii) awards under the Annual Incentive Plan earned in fiscal 2022. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(3)

Includes (i) severance, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, and (vi) any vested benefits under our ESOP. In addition, each NEO would be entitled to receive accrued salary through the date of termination.

(4)

Includes (i) termination payments under the change-in-control agreements (up to the maximum permitted), (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP and (vii) awards under the Annual Incentive Plan earned in fiscal 2022. Termination payments under the change-in-control agreements include (i) a lump sum severance payment equal to three times the sum of (a) annual salary and (b) the greater of (1) the annual target bonus under the Annual Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Annual Incentive Plan in effect immediately prior to the change-in-control, (ii) a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost of continued coverage if COBRA is elected under the Company group health plans, (iii) a lump sum payment equal to the actuarial equivalent of the pension payment which

76	2022 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

would have accrued under our tax-qualified retirement plans had each such NEO’s continued to be employed by us for three additional years, (iv) unless otherwise provided in an equity award agreement, the value of all options, restricted shares or RSUs and earned performance shares or RSUs for which the vesting period has not been completed which become fully vested. For purposes of this calculation, we have also assumed that any PSUs for which the performance period has not yet been completed and, as a result, remain unearned will be assumed by the successor entity, and therefore are not included as part of the figure shown above. In addition, each NEO would be entitled to receive accrued salary through the date of termination
(5)

Includes (i) Company provided group term life insurance benefits, (ii) the value of vested stock options, (iii) accrued vacation through the date of termination, (iv) the vested portion of each such NEO’s 401(k) Plan account, (v) any vested benefits under the CMCO Pension Plan, as applicable, (vi) any vested benefits under our ESOP, (vii) unless otherwise provided in an equity award agreement, the value of all stock options not previously vested, restricted shares or RSUs and performance shares or RSUs which become fully vested and (viii) awards under the Annual Incentive Plan earned in fiscal 2022. In addition, accrued salary through the date of termination would be paid out.

(6)

No payments or awards are provided unless restricted shares, RSUs, PSUs and options held by the NEOs are not assumed by the successor entity. In the event that the successor entity does not assume the restricted shares, RSUs, PSUs and options, all restricted shares, options, RSUs, earned PSUs for which the vesting period has not been completed and unearned PSUs (which would become earned RSUs at target achievement levels) would be vested and payable to the NEOs.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2022, including the Restricted Stock Plan, Omnibus Plan, Non-Qualified Plan and ISO Plan:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining for Future Issuance under Equity Compensation Plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	679,785	33.83	1,798,615

Equity compensation plans not approved by security holders	—	—	—

Total	679,785	33.83	1,798,615

2022 PROXY STATEMENT	77

COMPENSATION DISCUSSION AND ANALYSIS

CEO Pay Ratio

We believe executive pay must be market competitive and internally fair and equitable to motivate our associates to create shareholder value. The Compensation and Succession Committee monitors the relationship between the pay our executive officers receive and the pay of our associates to ensure we remain competitive, fair and equitable. The Compensation and Succession Committee reviewed the CEO pay total from the summary compensation table to the pay of our median employee’s compensation for the fiscal year ended March 31, 2022.

The compensation of our CEO in the fiscal year ended March 31, 2022 was approximately 67:1 times the median pay of our employees.

Our CEO to median employee pay ratio is calculated in accordance with the SEC’s proxy statement requirements pursuant to Item 402(u) of Regulation S-K. We determined the median employee through examination of the fiscal year 2022 annual total compensation, excluding the CEO, who were actively employed on March 31, 2022, the final day of the fiscal year. We included all employees by applying a recognized test as defined by labor law. As is permitted under the SEC rules, to determine our median employee, we used a consistently applied compensation definition that was not Summary Compensation Table total compensation and instead chose “total cash compensation.” We used a valid statistical sampling methodology to provide a reasonable estimate of the median base pay for the employee population considered (excluding our CEO). After identifying the median employee based on annual total compensation, we calculated this associate’s annual total compensation using the same methodology used for our named executive officers as set forth in the Company’s summary compensation table.

78	2022 PROXY STATEMENT

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/CMCO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-844-926-2035 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

“ALEXA, VOTE MY PROXY” • Open Alexa app and browse skills • Search “Vote my Proxy” • Enable skill

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

Columbus McKinnon Corporation

Annual Meeting of Stockholders

For Stockholders as of May 23, 2022

TIME:	Monday, July 18, 2022 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/CMCO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned appoints David J. Wilson and Gregory P. Rustowicz, (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Columbus McKinnon Corporation, a New York corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held virtually at www.proxydocs.com/CMCO on Monday, July 18, 2022 at 10:00 AM, ET and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

All votes for ESOP participants must be received by 11:59 PM, Eastern Time July 13, 2022.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Columbus McKinnon Corporation

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

          FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Richard H. Fleming	☐	☐	☐	FOR

	1.02 David J. Wilson	☐	☐	☐	FOR

	1.03 Liam G. McCarthy	☐	☐	☐	FOR

	1.04 Heath A. Mitts	☐	☐	☐	FOR

	1.05 Kathryn V. Roedel	☐	☐	☐	FOR

	1.06 Aziz S. Aghili	☐	☐	☐	FOR

	1.07 Jeanne Beliveau-Dunn	☐	☐	☐	FOR

	1.08 Michael Dastoor	☐	☐	☐	FOR

	1.09 Chad R. Abraham	☐	☐	☐	FOR

	1.10 Gerald G. Colella	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending March 31, 2023	☐	☐	☐	FOR

3.	Approval of an advisory resolution on executive compensation	☐	☐	☐	FOR

NOTE: The transaction of such other business as may properly come before the meeting.

You must register to attend the meeting online and/or participate at www.proxydocs.com/CMCO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date